EXHIBIT 10.1

                                                   EXECUTION COPY




               ACCEPTANCE INSURANCE COMPANIES INC.

           __________________________________________

                           $90,000,000




                        CREDIT AGREEMENT

                    dated as of July 26, 1995

           __________________________________________

                       NBD BANK, as Agent

                          COMERICA BANK
                  FIRST NATIONAL BANK OF OMAHA
                               and
                      FIRSTIER BANK, N.A.,
                          as Co-Agents

                               and

                            NBD BANK
                          COMERICA BANK
                  FIRST NATIONAL BANK OF OMAHA
                       FIRSTIER BANK, N.A.
                               and
                FIRST INTERSTATE BANK OF ARIZONA,
                            as Banks

                        TABLE OF CONTENTS

                                                             Page
Article

I.        DEFINITIONS. . . . . . . . . . . . . . . . . . . . .  1

          1.1  Certain Definitions . . . . . . . . . . . . . .  1
          1.2  Other Definitions; Rules of
               Construction. . . . . . . . . . . . . . . . . . 12

II.       THE COMMITMENTS AND THE LOANS. . . . . . . . . . . . 13

          2.1  Commitments of the Banks. . . . . . . . . . . . 13
               (a)  Revolving Credit Commitments . . . . . . . 13
               (b)  Line of Credit Commitments . . . . . . . . 13
          2.2  Termination and Reduction of
               Commitments . . . . . . . . . . . . . . . . . . 13
          2.3  Fees. . . . . . . . . . . . . . . . . . . . . . 13
               (a)  Revolving Credit Commitment Fee. . . . . . 13
               (b)  Line of Credit Commitment Fee. . . . . . . 14
               (c)  Closing Fee. . . . . . . . . . . . . . . . 14
               (d)  Agent's Fee. . . . . . . . . . . . . . . . 14
          2.4  Disbursement of Loans . . . . . . . . . . . . . 14
          2.5  Conditions for First Disbursement . . . . . . . 15
               (a)  Charter Documents. . . . . . . . . . . . . 15
               (b)  By-Laws and Corporate
                    Authorizations . . . . . . . . . . . . . . 16
               (c)  Incumbency Certificate . . . . . . . . . . 16
               (d)  Notes. . . . . . . . . . . . . . . . . . . 16
               (e)  Security Documents . . . . . . . . . . . . 16
               (f)  Legal Opinion. . . . . . . . . . . . . . . 16
               (g)  Consents, Approvals, Etc . . . . . . . . . 16
               (h)  Fees . . . . . . . . . . . . . . . . . . . 16
               (i)  Termination of 1992 Credit
                    Agreement. . . . . . . . . . . . . . . . . 16
               (j)  Subrogation and Contribution
                    Agreement. . . . . . . . . . . . . . . . . 17
               (k)  Pledged Subsidiary Good-Standing
                    Certificate. . . . . . . . . . . . . . . . 17
               (l)  Other Documents and Matters. . . . . . . . 17
          2.6  Further Conditions for Disbursement . . . . . . 17
          2.7  Subsequent Elections as to Borrowings . . . . . 17
          2.8  Limitation of Requests and Elections. . . . . . 18
          2.9  Minimum Amounts; Limitation on Number of
               Borrowings; Etc.. . . . . . . . . . . . . . . . 18
          2.10 Security and Collateral . . . . . . . . . . . . 18
          2.11 Extension of Revolving Credit Termination Date  18

III.      PAYMENTS AND PREPAYMENTS OF BORROWINGS . . . . . . . 20

          3.1  Principal Payments and Prepayments. . . . . . . 20
          3.2  Interest Payments . . . . . . . . . . . . . . . 20
          3.3  Payment Method. . . . . . . . . . . . . . . . . 21
          3.4  No Setoff or Deduction. . . . . . . . . . . . . 21
          3.5  Payment on Non-Business Day; Payment
               Computations. . . . . . . . . . . . . . . . . . 22
          3.6  Additional Costs. . . . . . . . . . . . . . . . 22
          3.7  Illegality and Impossibility. . . . . . . . . . 23
          3.8  Indemnification . . . . . . . . . . . . . . . . 23

IV.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . 24

          4.1  Corporate Existence and Power . . . . . . . . . 24
          4.2  Corporate Authority . . . . . . . . . . . . . . 24
          4.3  Binding Effect. . . . . . . . . . . . . . . . . 24
          4.4  Subsidiaries. . . . . . . . . . . . . . . . . . 24
          4.5  Litigation. . . . . . . . . . . . . . . . . . . 25
          4.6  Financial Condition . . . . . . . . . . . . . . 25
          4.7  Use of Loans. . . . . . . . . . . . . . . . . . 25
          4.8  Consents, Etc.. . . . . . . . . . . . . . . . . 26
          4.9  Taxes . . . . . . . . . . . . . . . . . . . . . 26
          4.10 Title to Properties . . . . . . . . . . . . . . 26
          4.11 ERISA . . . . . . . . . . . . . . . . . . . . . 26
          4.12 Disclosure. . . . . . . . . . . . . . . . . . . 27
          4.13 Environmental Matters . . . . . . . . . . . . . 27
          4.14 Integrated Operation. . . . . . . . . . . . . . 28

V.        COVENANTS. . . . . . . . . . . . . . . . . . . . . . 28

          5.1  Affirmative Covenants . . . . . . . . . . . . . 28
               (a)  Preservation of Corporate Existence,
                    Etc. . . . . . . . . . . . . . . . . . . . 28
               (b)  Compliance with Laws, Etc. . . . . . . . . 28
               (c)  Maintenance of Properties;
                    Insurance. . . . . . . . . . . . . . . . . 29
               (d)  Reporting Requirements . . . . . . . . . . 29
               (e)  Accounting; Access to Records,
                    Books, Etc.. . . . . . . . . . . . . . . . 31
               (f)  Additional Collateral. . . . . . . . . . . 31
               (g)  Further Assurances . . . . . . . . . . . . 31
               (h)  Loss Reserve Adequacy. . . . . . . . . . . 32
          5.2  Negative Covenants. . . . . . . . . . . . . . . 32
               (a)  Cash Flow Coverage Ratio . . . . . . . . . 32
               (b)  Funded Debt to Total
                    Capitalization . . . . . . . . . . . . . . 32
               (c)  Tangible Net Worth . . . . . . . . . . . . 32
               (d)  Net Written Premiums to Statutory
                    Surplus. . . . . . . . . . . . . . . . . . 32
               (e)  Investment Quality . . . . . . . . . . . . 32
               (f)  Quality of Reinsurers. . . . . . . . . . . 33
               (g)  NAIC Ratio Requirements. . . . . . . . . . 33
               (h)  Merger; Acquisitions; Etc. . . . . . . . . 33
               (i)  Disposition of Assets. . . . . . . . . . . 33
               (j)  Nature of Business . . . . . . . . . . . . 33
               (k)  Stock of Subsidiaries. . . . . . . . . . . 33
               (l)  Indebtedness . . . . . . . . . . . . . . . 34
               (m)  Liens. . . . . . . . . . . . . . . . . . . 34
               (n)  Contingent Liabilities . . . . . . . . . . 35
               (o)  Inconsistent Agreements. . . . . . . . . . 36
               (p)  Dividends and Other Restricted
                    Payments . . . . . . . . . . . . . . . . . 36
               (q)  Transactions with Affiliates . . . . . . . 36
               (r)  Payments and Modification of
                    Subordinated Debt. . . . . . . . . . . . . 36
               (s)  Tax Sharing Agreement. . . . . . . . . . . 36
               (t)  Negative Pledge Prohibition. . . . . . . . 36
               (u)  Loans and Advances to Non-Material
                    Subsidiaries . . . . . . . . . . . . . . . 36

VI.       DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 37

          6.1  Events of Default . . . . . . . . . . . . . . . 37
               (a)  Nonpayment . . . . . . . . . . . . . . . . 37
               (b)  Misrepresentation. . . . . . . . . . . . . 37
               (c)  Certain Covenants. . . . . . . . . . . . . 37
               (d)  Other Defaults . . . . . . . . . . . . . . 37
               (e)  Cross Default. . . . . . . . . . . . . . . 37
               (f)  Judgments. . . . . . . . . . . . . . . . . 37
               (g)  ERISA. . . . . . . . . . . . . . . . . . . 38
               (h)  Insolvency, Etc. . . . . . . . . . . . . . 38
               (i)  Security Documents . . . . . . . . . . . . 39
               (j)  Key Management . . . . . . . . . . . . . . 39
               (k)  Regulatory Action. . . . . . . . . . . . . 39
               (l)  Maintenance of Catastrophic
                    Reinsurance. . . . . . . . . . . . . . . . 39
          6.2  Remedies. . . . . . . . . . . . . . . . . . . . 39

VII.      THE AGENT AND THE BANKS. . . . . . . . . . . . . . . 40

          7.1  Appointment and Authorization . . . . . . . . . 40
          7.2  Agent and Affiliates. . . . . . . . . . . . . . 40
          7.3  Scope of Agent's Duties . . . . . . . . . . . . 41
          7.4  Reliance by Agent . . . . . . . . . . . . . . . 41
          7.5  Default . . . . . . . . . . . . . . . . . . . . 41
          7.6  Liability of Agent. . . . . . . . . . . . . . . 41
          7.7  Nonreliance on Agent and Other Banks. . . . . . 42
          7.8  Indemnification . . . . . . . . . . . . . . . . 42
          7.9  Successor Agent . . . . . . . . . . . . . . . . 43
          7.10 Sharing of Payments . . . . . . . . . . . . . . 43
          7.11 The Co-Agents . . . . . . . . . . . . . . . . . 44

VIII.     MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . 44

          8.1  Amendments, Etc . . . . . . . . . . . . . . . . 44
          8.2  Notices . . . . . . . . . . . . . . . . . . . . 45
          8.3  No Waiver By Conduct; Remedies
               Cumulative. . . . . . . . . . . . . . . . . . . 45
          8.4  Reliance on and Survival of Various
               Provisions. . . . . . . . . . . . . . . . . . . 46
          8.5  Expenses; Indemnification . . . . . . . . . . . 46
          8.6  Successors and Assigns. . . . . . . . . . . . . 47
          8.7  Counterparts. . . . . . . . . . . . . . . . . . 50

          8.8  Governing Law . . . . . . . . . . . . . . . . . 50
          8.9  Table of Contents and Headings. . . . . . . . . 50
          8.10 Construction of Certain Provisions. . . . . . . 50
          8.11 Integration and Severability. . . . . . . . . . 50
          8.12 Independence of Covenants . . . . . . . . . . . 51
          8.13 Interest Rate Limitation. . . . . . . . . . . . 51
          8.14 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . 51


EXHIBITS

Exhibit A           Line of Credit Note
Exhibit B           Revolving Credit Note
Exhibit C           Request for Borrowing
Exhibit D           Request for Continuation or Conversion of
                    Borrowing
Exhibit E           Guaranty Agreement
Exhibit F-1, F-2 & F-3 Pledge Agreements
Exhibit G           Tax Sharing Agreement
Exhibit H           Subrogation and Contribution Agreement
Exhibit I           Extension Request
Exhibit J           Assignment and Acceptance


SCHEDULES

Schedule 4.4        Subsidiaries
Schedule 4.5        Litigation
Schedule 5.2(m)     Indebtedness
Schedule 5.2(n)     Liens

          THIS CREDIT AGREEMENT, dated as of July 26, 1995 (this "Agreement"), is by and among ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation (the "Company"), the banks set forth on the signature pages hereof and the banks that otherwise become a party hereto pursuant to Section 8.6 (collectively the "Banks" and individually a "Bank"), NBD Bank, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent"), and COMERICA BANK, a Michigan banking corporation, FIRST NATIONAL BANK OF OMAHA, a national banking association, and FIRSTIER BANK, N.A., a national banking association, as co-agents (in such capacity, collectively the "Co-Agents" and individually a "Co-Agent").

                          INTRODUCTION

          The Company desires to obtain (i) a three-year revolving credit facility in the principal amount of $75,000,000 and (ii) a 364-day line of credit in the principal amount of $15,000,000 in order to provide funds for its general corporate purposes, and the Banks are willing to establish such a revolving credit facility and line of credit in favor of the Company on the terms and conditions herein set forth.

          In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                           ARTICLE I.
                           DEFINITIONS

          1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

          "Adjusted Debt Service" shall mean, for any period, the sum of (a) Interest Expense for such period, plus (b) the amount equal to twenty percent (20%) of the aggregate outstanding principal balance of the Revolving Credit Loans as of the end of such period.

          "Affiliate", when used with respect to any person, shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          "AIC" shall mean Acceptance Insurance Company, a Nebraska corporation.

          "AIH" shall mean Acceptance Insurance Holdings Inc., a
Nebraska corporation.

          "Applicable Margin" shall mean, for purposes of determining the Eurodollar Rate applicable to Eurodollar Rate Revolving Credit Loans or Eurodollar Rate Line of Credit Loans outstanding during any fiscal quarter of the Company (the "Application Quarter"), the "Applicable Margin for Revolving Credit Loans" or "Applicable Margin for Line of Credit Loans", as the case may be, determined in accordance with the chart below based upon the ratio of Funded Debt to Total Capitalization (the "Relevant Ratio") as of the end of the second to last fiscal quarter of the Company preceding the Application Quarter:

          Ratio of Funded  Applicable Margin     Applicable Margin
          Debt to Total      for Revolving        for Line of
Level     Capitalization     Credit Loans         Credit Loans
-----     ---------------  -----------------     -----------------
1       Equal to or greater     1.50%               2.25%
        than 0.40 to 1.00

2       Equal to or greater     1.25%               2.00%
        than 0.30 to 1.00
        but less than 0.40
        to 1.00

3       Equal to or greater     1.00%               1.75%
        than 0.20 to 1.00
        but less than 0.30
        to 1.00

4       Less than 0.20 to       0.75%               1.50%
        1.00

; provided that (a) at all times that all or any portion of the Line of Credit Loans are outstanding, the Applicable Margin for Revolving Credit Loans at each Level set forth in the above chart shall automatically be deemed increased by 50 basis points (e.g., at Level 1 the Applicable Margin for Revolving Credit Loans would be deemed increased to 2.00%) and (b) the Applicable Margin for Line of Credit Loans at each Level set forth in the above chart shall automatically be deemed increased by 25 basis points at the completion of each successive six-month period following the date the Line of Credit Loans are made (e.g., if the Line of Credit Loans are made on October 15, 1995, then on April 15, 1996 the Applicable Margin at Level 1 for Line of Credit Loans would be deemed increased to 2.50%, on October 15, 1996 the Applicable Margin at Level 1 for Line of Credit Loans would be deemed increased to 2.75% and so on). Subject to clauses (a) and (b) of the above proviso, each change in the Applicable Margins in accordance with this definition shall become effective on the first day of each Application Quarter. Notwithstanding anything in this Agreement to the contrary, and without limiting any of the other rights of the Agent and the Banks under this Agreement, if the Company shall have failed to deliver to the Agent the certificate of the chief financial officer of the Company as required under
Section 5.1(d)(ii) or (iii) for any fiscal quarter of the Company prior to the first day of the second fiscal quarter of the Company immediately following such fiscal quarter, then, until such time as the Company shall have delivered such certificate to the Agent, the "Applicable Margins" for such second following fiscal quarter shall be determined based upon the assumption that the Relevant Ratio as of the end of such preceding fiscal quarter was equal to or greater than 0.40 to 1.00, and upon delivery of such certificate for such preceding fiscal quarter, the Applicable Margins shall be adjusted (if necessary) in accordance with this definition and the Relevant Ratio, subject to the other rights of the Agent and the Banks under this Agreement. Any change in the Applicable Margin with respect to any Eurodollar Rate Loan shall occur on the date determined in accordance with this definition of "Applicable Margin", regardless of the fact that such date may occur during the Eurodollar Interest Period with respect to such Eurodollar Rate Loan and that such date may not be the last day of such Eurodollar Interest Period.

         "Assignment and Acceptance" shall have the meaning ascribed thereto in Section 8.6.

         "Augmented Cash Flow" shall mean, for any period, the sum of (a) Cash and Cash Equivalents of the Company as of the end of such period, plus (b) the interest income of the Company for such period, determined in accordance with Generally Accepted Accounting Principles, plus (c) Net Tax Sharing Payments for such period, plus
(d) Dividends Paid or Receivable for such period, plus (e) Proceeds From Employee Stock Purchases for such period, plus (f) Proceeds From Equity Transactions for such period, minus (g) New Investments in Subsidiaries for such period.

         "Borrowing" shall mean the aggregation of Loans of the Banks to be made to the Company, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Eurodollar Rate Loans, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Revolving Credit Loan Borrowing" is a Borrowing comprised of Revolving Credit Loans, a "Line of Credit Loan Borrowing" is a Borrowing comprised of the Line of Credit Loans, a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Floating Rate Borrowing" is a Borrowing comprised of "Floating Rate Loans."

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan.

         "Capital Expenditures" shall mean, with respect to any period, the Dollar amount of all gross expenditures (including the capitalized portion of obligations for such period under Capital Leases) made for fixed assets, real property, plant and equipment and all renewals thereof and improvements and replacements thereto (but not repairs thereof) and all other expenditures made or committed to be made during such period that are required to be capitalized in accordance with Generally Accepted Accounting Principles.

         "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

         "Cash and Cash Equivalents" shall mean, as of any date,
(a) cash that is then owned by the Company and (b) any of the following then owned by the Company: (i) commercial paper of any United States issuer having a rating of P-1 (or the equivalent thereof) or higher then given by Moody's Investors Service, Inc. or A-1 (or the equivalent thereof) or higher then given by Standard & Poor's Ratings Group, (ii) direct obligations of, and obligations fully guaranteed by, the United States of America, and (iii) certificates of deposit of any commercial bank that is a member of the Federal Reserve System and that has capital, surplus and undivided profits (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, provided, that each of the foregoing has a maturity date not later than 180 days after the date of acquisition thereof by the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Commitments" shall mean the Revolving Credit Commitments and the Line of Credit Commitments.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Net Worth" shall mean, as of any date, the total assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, minus the total liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of others for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Cumulative Net Income" of any person shall mean, as of any date, the net income (after deduction for income and other taxes of such person, or its shareholders in the case of a corporation that has elected to be taxed as a Subchapter S corporation under the Code, determined by reference to income or profits of such person) for the period commencing January 1, 1995 through the end of the most recently completed fiscal year of such person (but without reduction for any net loss incurred for any fiscal year during such period), all as determined in accordance with Generally Accepted Accounting Principles.

         "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

         "Dividends Paid or Receivable" shall mean, for any period, the aggregate amount of dividends and other payments and distributions in respect of the capital stock of the Guarantors, and any other direct Subsidiary of the Company from time to time, that is, or is available to be, paid to the Company during such period.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

         "Environmental Laws" at any date shall mean all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

         "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three, six or twelve months thereafter, as the Company may elect under Section 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three, six or twelve months thereafter, as the Company may elect under Section 2.7, provided, however, that
(a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period which would end after the Line of Credit Loan Maturity Date (or the Revolving Credit Termination Date with respect to Revolving Credit Loans) shall be permitted.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

         a.   the Applicable Margin, plus

         AR   the rate per annum obtained by dividing
         (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar
         Interest Period and in an aggregate amount comparable to the amount of such Eurodollar
         Rate Loan to be made by the Agent in its capacity as a Bank hereunder are offered to the Agent by other prime banks in the London interbank market at approximately 11:00 a.m.
         London time on the second Eurodollar Business
         Day prior to the first day of such Eurodollar
         Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements
         (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve
         System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding
         (currently referred to as "Eurocurrency
         liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

         "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Federal Funds Rate" shall mean the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid by the Agent in its regional federal funds market for overnight borrowings from other banks.

         "Floating Rate" shall mean the per annum rate equal to the greater of (a) the Prime Rate in effect from time to time, and
(b) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

         "Funded Debt" shall mean, as of any date, all interest bearing Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles, including, without limitation, the aggregate outstanding principal amount of the Loans and obligations of the Company and its Subsidiaries under Capital Leases, provided, that "Funded Debt" shall not include Subordinated Debt.

         "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

         "Guarantors" shall mean AIH and TRG; and "Guarantor" shall mean any one of such Guarantors.

         "Guaranty" shall mean the Guaranty Agreement entered into by the Guarantors for the benefit of the Agent and the Banks in substantially the form of Exhibit E hereto, as amended or modified from time to time.

         "Indebtedness" of any person shall mean, as of any date,
(a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person, (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not past due,
(e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all obligations of such person in respect of any interest rate or currency swap, rate cap or other similar transaction (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and (h) all obligations of others similar in character to those described in clauses (a) through (g) of this definition for which such person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Insurance Subsidiaries" shall mean AIC, RIC, Acceptance Indemnity Insurance Company, a Nebraska corporation, Phoenix Indemnity Insurance Company, an Arizona corporation, American Growers Insurance Company, a Nebraska corporation, and any other direct or indirect Subsidiary of the Company now owned or hereafter acquired that writes insurance; and "Insurance Subsidiary" shall mean any one of the Insurance Subsidiaries.

         "Interest Expense" shall mean, for any period (without duplication with respect to any other period), all interest paid, payable or accrued during such period by the Company and its Subsidiaries on Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" shall mean any Eurodollar Interest
Period.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

         "Line of Credit Commitment" shall mean, with respect to any Bank, the commitment of such Bank to make a Line of Credit Loan pursuant to Section 2.1(b), in a principal amount not exceeding the "Line of Credit Commitment Amount" for such Bank set forth next to the name of such Bank in the signature pages hereof (or, with respect to any Bank that becomes a party hereto pursuant to Section 8.6, set forth in such Bank's Assignment and Acceptance), as such amount may be reduced from time to time pursuant to Section 2.2.

         "Line of Credit Loan" shall mean any loan under Section
2.4 evidenced by a Line of Credit Note and made pursuant to Section
2.1(b).

         "Line of Credit Loan Maturity Date" shall mean July 26,
1997.

         "Line of Credit Note" shall mean any promissory note of the Company evidencing the Line of Credit Loans, in substantially the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Line of Credit Expiry Date" shall mean the earlier to occur of (a) July 26, 1996 and (b) the date on which the Line of Credit Commitments shall be terminated pursuant to Section 2.2 or 6.2.

         "Loan" shall mean any Revolving Credit Loan or Line of Credit Loan. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "NAIC" shall mean the National Association of Insurance
Commissioners and any successor thereto.

         "Net Tax Sharing Payments" shall mean, with respect to any period, the excess, if any, of the aggregate amount of payments received by the Company from its Subsidiaries under the Tax Sharing Agreement during such period over the aggregate amount of payments made by the Company to the Internal Revenue Service during such period.

         "Net Worth" of any person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person.

         "Net Written Premiums" shall mean, with respect to any Subsidiary of the Company, such Subsidiary's gross written premiums less (a) returned premiums and (b) ceded reinsurance costs.

         "New Investments in Subsidiaries" shall mean, with respect to any period, the aggregate amount of additional capital investments made by the Company in Subsidiaries of the Company during such period.

         "1994 Credit Agreement" shall mean the Credit Agreement, dated as of March 31, 1994, by and among the Company, certain of the Banks, and NBD Bank (formerly known as NBD Bank, N.A.), as agent for such Banks.

         "Non-Material Subsidiaries" shall mean The Major Group, Inc., a Florida corporation, and its subsidiaries formerly engaged in the real estate development business, so long as The Major Group, Inc. and each of such subsidiaries is not operating, has no assets and has no liabilities.

         "Note" shall mean any Revolving Credit Note or Line of Credit Note.

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty
Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean Liens permitted by Section
5.2(i) hereof.

         "Person" or "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean, with respect to any person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any Subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

         "Pledge Agreements" shall mean the Pledge Agreements entered into by the Company and each of the Guarantors for the benefit of the Banks and the Agent pursuant to this Agreement in substantially the form of Exhibit F-1, F-2 and F-3 hereto, respectively, as amended or modified from time to time; and "Pledge Agreement" shall mean any one of such Pledge Agreements.

         "Pledged Subsidiaries" shall mean the Guarantors, AIC, RIC, Seaboard Underwriters, Inc., a North Carolina corporation, and any other Subsidiaries of the Company from time to time the capital stock of which is required to be pledged to the Agent for the benefit of the Banks pursuant to Section 5.1(f).

         "Pledgors" shall mean each of the Company and the Guarantors; and "Pledgor" shall mean any one of the Pledgors.

         "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

         "Proceeds From Employee Stock Purchases" shall mean, with respect to any period, the aggregate amount of cash proceeds received by the Company during such period from sales of capital stock of the Company to Company employees through the employee stock purchase plan.

         "Proceeds From Equity Transactions" shall mean, with respect to any period, the aggregate amount of cash proceeds received by the Company during such period from sales of stock.

         "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or
Section 4975 of the Code.

         "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Required Banks" shall mean, at any time, Banks holding not less than (i) 66-2/3% of the aggregate principal amount of the Loans then outstanding or (ii) 66-2/3% of the Commitments if no Loans are then outstanding.

         "Revolving Credit Commitment" shall mean, with respect to any Bank, the commitment of such Bank to make Revolving Credit Loans pursuant to Section 2.1(a), in amounts not exceeding in aggregate principal amount outstanding at any time the "Revolving Credit Commitment Amount" for such Bank set forth next to the name of such Bank in the signature pages hereof (or, with respect to any Bank that becomes a party hereto pursuant to Section 8.6, set forth in such Bank's Assignment and Acceptance), as such amount may be reduced from time to time pursuant to Section 2.2.

         "Revolving Credit Loan" shall mean any loan under Section
2.4 evidenced by a Revolving Credit Note and made pursuant to
Section 2.1(a).

         "Revolving Credit Note" shall mean any promissory note of the Company evidencing the Revolving Credit Loans, in substantially the form annexed hereto as Exhibit B, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Revolving Credit Termination Date" shall mean the earlier to occur of (a) July 26, 1998 and (b) the date on which the Revolving Credit Commitments shall be terminated pursuant to
Section 2.2 or 6.2.

         "RIC" shall mean Redland Insurance Company, an Iowa corporation.

         "SAP" shall mean statutory accounting principles formulated by the NAIC and permitted under the laws of Nebraska or, with respect to any Insurance Subsidiary not incorporated under the laws of Nebraska, under the laws of such Subsidiary's place of incorporation.

         "Security Documents" shall mean, collectively, the Guaranty, the Pledge Agreements and all other related agreements and documents, including assignments separate from certificates, stock powers and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Loans.

         "Statutory Surplus" of any person shall mean the statutory surplus of such person computed in the manner required for page 3, column 1, line 25 of its annual statement of condition and affairs prepared in accordance with SAP.

         "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Loans and other Indebtedness of such person to the Banks and the Agent in manner and by agreement satisfactory in form and substance to the Required Banks.

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof; provided that the terms "Subsidiary" and "Subsidiaries" shall not include the Non-Material Subsidiaries.

         "Tax Sharing Agreement" shall mean the agreement dated April 12, 1990 among the Company and its Subsidiaries relating to the allocation of income taxes among them, as such agreement is in effect on the Effective Date, a copy of which is attached hereto as Exhibit G.

         "Total Capitalization" shall mean, as of any date, the sum of (a) Consolidated Net Worth, plus (b) Subordinated Debt of the Company, plus (c) Funded Debt.

         "TRG" shall mean The Redland Group, Inc., an Iowa corporation.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Bank", "Banks", "Company" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                           ARTICLE II.
                  THE COMMITMENTS AND THE LOANS

         2.1  Commitments of the Banks.

              (a) Revolving Credit Commitments. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Company, from time to time from and including the Effective Date to but excluding the Revolving Credit Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount of the Revolving Credit Commitment of such Bank as of the date any such Loan is made.

              (b) Line of Credit Commitments. Each Bank further agrees, for itself only, subject to the terms and conditions of this Agreement, to make a single Line of Credit Loan, at any one time from and including the Effective Date to but excluding the Line of Credit Expiry Date, in the principal amount equal to the Line of Credit Commitment of such Bank as of the date such Loan is made.

         2.2 Termination and Reduction of Commitments. (a) The Company shall have the right to terminate or reduce the Revolving Credit Commitments and the Line of Credit Commitments at any time and from time to time at its option, provided that (i) the Revolving Credit Commitments may not be reduced or terminated if the Line of Credit Commitments are still in effect or any Line of Credit Loans are then outstanding, (ii) the Company shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (iii) each partial reduction of the Commitments shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 and shall reduce the Commitments of all of the Banks proportionately in accordance with the respective Commitments amounts for each such Bank set forth in the signature pages hereof next to name of each such Bank, (iv) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Loan pursuant to Section 2.4 is then pending and (v) the Revolving Credit Commitments and Line of Credit Commitments may not be terminated if any Revolving Credit Loans or Line of Credit Loans, as the case may be, are then outstanding and may not be reduced below the principal amount of Revolving Credit Loans or Line of Credit Loans, as the case may be, then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2 may not be reinstated.

         2.3  Fees.

              (a) Revolving Credit Commitment Fee. The Company agrees to pay to each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment, for the period from the Effective Date to but excluding the Revolving Credit Termination Date, at a rate equal to three-eighths of one percent (3/8 of 1%) per annum. Accrued revolving credit commitment fees shall be payable quarterly in arrears on the last Business Day of each June, September, December, and March, commencing on the first such day occurring after the date hereof, and on the Revolving Credit Termination Date.

              (b) Line of Credit Commitment Fee. The Company further agrees to pay to each Bank a commitment fee on the amount of such Bank's Line of Credit Commitment, for the period from the Effective Date to but excluding the earlier to occur of (i) the date the Line of Credit Loans are made or (ii) the Line of Credit Expiry Date, at a rate equal to three-eighths of one percent (3/8 of 1%) per annum. Accrued line of credit commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the earlier to occur of (i) the date the Line of Credit Loans are made or (ii) the Line of Credit Expiry Date.

              (c) Closing Fee. The Company further agrees to pay to the Banks collectively a closing fee for this Agreement in the amount of $117,000. Such closing fee shall be payable on or prior to the Effective Date.

              (d) Agent's Fees. The Company further agrees to pay to the Agent such fees for arranging this Agreement and agency fees for its services as Agent under this Agreement in such amounts and on such schedule as may from time to time be agreed upon by the Company and the Agent.

         2.4 Disbursement of Loans. (a) The Company shall give the Agent notice of each requested Borrowing in substantially the form of Exhibit C hereto (with sufficient executed copies for each Bank) not later than 10:00 a.m. Detroit time (i) three Eurodollar Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a Eurodollar Rate Borrowing, and (ii) on the date such Borrowing is requested to be made if such Borrowing is to be made as a Floating Rate Borrowing, which notice shall specify whether such Borrowing is a Revolving Credit Borrowing or the Line of Credit Borrowing, whether a Eurodollar Rate Borrowing or Floating Rate Borrowing is requested and, in the case of each requested Eurodollar Rate Borrowing, the Interest Period to be initially applicable to such Borrowing. The Agent shall as soon as practicable provide notice of such requested Borrowing to each Bank. The Company hereby directs and authorizes the Agent to disburse the proceeds of the initial Borrowing hereunder to the Banks party to the 1994 Credit Agreement in amounts sufficient to repay all then existing indebtedness of the Company and its Subsidiaries to such Banks under the 1994 Credit Agreement. The initial Borrowing hereunder shall be in an amount at least sufficient to make such repayment to the Banks. Subject to the terms and conditions of this Agreement, the remaining proceeds of the initial Borrowing and the proceeds of each subsequent Borrowing shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent.

              (b) Each Bank, on the date any Borrowing is requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds at the principal office of the Agent for disbursement to the Company. Unless the Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made under this Section 2.4 that such Bank will not make available to the Agent such Bank's pro rata portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable to such Borrowing during such period. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of the related borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such Borrowing.

              (c) All Revolving Credit Loans made under this
Section 2.4 shall be evidenced by the Revolving Credit Notes and the Line of Credit Loans under this Section 2.4 shall be evidenced by the Line of Credit Notes. All such Loans shall be due and payable and bear interest as provided in Article III. Each Bank is hereby authorized by the Company to record on the schedules attached to its Notes, or in its books and records, the date, and amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Bank to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Revolving Credit Loans under this Section 2.4, prepay Revolving Credit Loans pursuant to Section 3.1 and reborrow Revolving Credit Loans under this Section 2.4. The Company may only borrow Line of Credit Loans one time. The Company may prepay all or any lesser portion of the Line of Credit Loans pursuant to
Section 3.1, but any such portion of the Line of Credit Loans prepaid may not be reborrowed.

         2.5 Conditions for First Disbursement. The obligation of the Banks to make Loans for the first Borrowing hereunder is subject to receipt by the Agent of the following documents (in a sufficient quantity of originals for distribution to all the Banks, which distribution the Agent shall make promptly after the Effective Date), and completion of the following matters, in form and substance satisfactory to the Agent:

              (a) Charter Documents. Certificates of recent date of the appropriate authority or official of the Company's and each Guarantor's state of incorporation (listing all charter documents of each such person on file in that office if such listing is available) and certifying as to the good standing and corporate existence of each such person together with copies of such charter documents of each such person, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each such person;

              (b) By-Laws and Corporate Authorizations. Copies of the by-laws of each of the Company and the Guarantors, together with all authorizing resolutions and evidence of other corporate action taken by each such person to authorize the execution, delivery and performance by it of this Agreement, the Notes and the Security Documents to which it is a party and the consummation by it of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each such person;

              (c) Incumbency Certificate. A certificate of incumbency of each of the Company and the Guarantors, containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each such person in connection with this Agreement, the Notes and the Security Documents to which it is a party and the consummation by it of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each such person;

              (d) Notes.  The Revolving Credit Notes and Line of
Credit Notes duly executed on behalf of the Company for all the Banks;

              (e) Security Documents. The Guaranty duly executed on behalf of the Guarantors and the Pledge Agreements duly executed on behalf of the Pledgors granting to the Banks and the Agent the collateral intended to be provided pursuant to Section 2.10, together with the original certificates representing all shares of stock subject to the Pledge Agreements and an equal number of assignments separate from certificates executed in blank;

              (f) Legal Opinion. The favorable written opinion of Crosby, Guenzel, Davis, Kessner & Kuester, general counsel for the Company and the Guarantors, with respect to each of the matters set forth in Article IV (other than Sections 4.6, 4.7, 4.9, 4.10, 4.12,
4.13 and 4.14) and as to such other matters as the Banks and the Agent may reasonably request;

              (g) Consents, Approvals, Etc. Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none is required, a certificate of such officer to that effect;

              (h) Fees. The payment in full, in immediately available funds, of all fees required to be paid by the Company under this Agreement on or before the Effective Date;

              (i) Termination of 1994 Credit Agreement.  The 1994
Credit Agreement shall be terminated;

              (j) Subrogation and Contribution Agreement. A subrogation and contribution agreement substantially in the form of Exhibit H hereto by and among, and duly executed on behalf of, the Company and the Guarantors;

              (k) Pledged Subsidiary Good-Standing Certificates.
Certificates of recent date of the appropriate authority or official of each Pledged Subsidiary's state of incorporation certifying as to the good standing and corporate existence of each such Pledged Subsidiary; and

              (l) Other Documents and Matters. Such other documents, and the completion of such other matters, as the Agent may reasonably request.

         2.6 Further Conditions for Disbursement. The obligation of the Banks to make Loans for any Borrowing (including the first Borrowing), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

              (a) The representations and warranties contained in
Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Borrowing is made (both before and after such Borrowing is made) as if such representations and warranties were made on and as of such date; and

              (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Borrowing is made (whether before or after such Borrowing is made).

The Company shall be deemed to have made a representation and warranty to the Banks at the time of each Borrowing to the effects set forth in clauses (a) and (b) of this Section 2.6. For purposes of this Section 2.6, the representations and warranties contained in Section 4.6 shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d).

         2.7 Subsequent Elections as to Borrowings. The Company may elect (a) to continue a Floating Rate Borrowing, or a portion thereof, as a Floating Rate Borrowing, or (b) to convert a Floating Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, or (c) to convert a Eurodollar Rate Borrowing, or a portion thereof, to a Floating Rate Borrowing, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Bank) in substantially the form of Exhibit D hereto not later than 10:00 a.m. Detroit time three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective and not later than 10:00 a.m. Detroit time on the date such continuation or conversion is to be effective in all other cases, provided that, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent shall as soon as practicable provide notice of such election to the Banks. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Company shall be deemed to have elected to convert such Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

         2.8  Limitation of Requests and Elections.
Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing, or a request for conversion of a Floating Rate Borrowing to a Eurodollar Rate Borrowing, (a) deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to one or more of the Banks in the London interbank market, (b) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making, funding or maintaining the related Eurodollar Rate Borrowing or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, any Bank to make or fund the relevant Borrowing or to continue such Borrowing as a Borrowing of the then existing type or to convert a Borrowing to such a Borrowing, then the Company shall not be entitled, so long as such circumstances continue, to request a Borrowing of the affected type pursuant to Section 2.4 or a continuation of or conversion to a Borrowing of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Banks shall again consider requests for Borrowings of the affected type pursuant to Section 2.4, and requests for continuations of and conversions to Borrowings of the affected type pursuant to Section 2.7.

         2.9 Minimum Amounts; Limitation on Number of Borrowings; Etc. Except for (a) Revolving Credit Borrowings which exhaust the entire remaining amount of the Revolving Credit Commitments, and
(b) payments required pursuant to Section 3.7, each Borrowing and each continuation or conversion pursuant to Section 2.7 and each prepayment thereof shall be (i) in the case of Eurodollar Rate Borrowings, in a minimum amount of $500,000 and in an integral multiple of $100,000 and (ii) in the case of Floating Rate Borrowings, in a minimum amount of $100,000 and in an integral multiple thereof.

         2.10 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Company under this Agreement to the Banks and the Agent, the Guarantors shall execute and deliver the Guaranty to the Banks and the Agent, and the Pledgors shall execute and deliver to the Banks and the Agent the Pledge Agreements pledging all capital stock of the Pledged Subsidiaries.

         2.11 Extension of Revolving Credit Termination Date. The Revolving Credit Termination Date and the obligation to make mandatory repayment of the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Termination Date shall be subject to extension as set forth in this Section 2.11.

              (a) Request for Extension of Revolving Credit Termination Date. Notwithstanding anything in this Agreement to the contrary, not later than 60 days prior to each anniversary of the Effective Date, the Company may, by delivery to the Agent of a duly completed extension request in the form of Exhibit I hereto (an "Extension Request"), which Extension Request must be accompanied by the audited financial statements required by Section 5.1(d)(iii), irrevocably request that each Bank extend for a single one-year period the Revolving Credit Termination Date relating to such Bank's Revolving Credit Commitment.

              (b) Consent to Extension of Revolving Credit
Termination Date. (i) The Agent shall, promptly after receipt of any such Extension Request pursuant to subsection (a) above, notify each Bank by providing to them a copy of the Extension Request.

                  (ii) Each Bank shall, within 30 days of receipt of the Extension Notice, notify the Agent whether or not it consents to the request of the Company set forth in such Extension Request (each Bank consenting to such request hereinafter is referred to as a "Consenting Bank"). Thereafter, the Agent shall promptly notify the Company which Banks, if any, have consented to such request. The decision to consent or not to consent to any such request shall be made by each Bank in its sole and absolute discretion.

                  (iii) Each Bank that elects not to extend the Revolving Credit Termination Date with respect to its Revolving Credit Commitment (a "Non-Consenting Bank") hereby agrees that if any other Bank or financial institution acceptable to the Company and the Agent offers to purchase such Non-Consenting Bank's Line of Credit Commitment and Revolving Credit Commitment for a purchase price equal to the sum of all amounts then owing to such Non-Consenting Bank with respect to the Loans and all other amounts accrued for the account of such Non-Consenting Bank, including, without limitation, amounts pursuant to Section 3.8, such Non-Consenting Bank will promptly assign, sell and transfer all of its right, title, interest and obligations with respect to the foregoing to such other Bank or financial institution pursuant to and on the terms specified in an Assignment and Acceptance.

                  (iv)  Notwithstanding anything herein to the
contrary, the Revolving Credit Termination Date will not be extended unless all Banks have consented to the extension or, if there is any Non-Consenting Bank, another Bank or financial institution (a "Replacement Bank") has agreed to purchase such Non-Consenting Bank's Commitments pursuant to the terms of subsection
(b)(iii) above; provided that if all Consenting Banks and Replacement Banks agree, the Revolving Credit Termination Date may be extended for a one-year period with respect to such Consenting Banks and Replacement Banks (but not the remaining Non-Consenting Banks), in which case, (A) on the existing Revolving Credit Termination Date with respect to the remaining Non-Consenting Banks, the Company shall repay all Revolving Credit Loans and all other amounts owing to the Non-Consenting Banks, which payments shall, so long as the Loans of the Consenting Banks and Replacement Banks are not then due and payable, be solely for such Non-Consenting Banks and shall not be shared by the Consenting Banks and Replacement Banks, and (B) the Revolving Credit Commitment of each Consenting Bank and Replacement Bank shall remain unchanged, but each Consenting Bank's and Replacement Bank's pro rata share of the total Revolving Credit Commitments going forward shall be adjusted in accordance with the new Bank group.


                          ARTICLE III.
             PAYMENTS AND PREPAYMENTS OF BORROWINGS

         3.1  Principal Payments and Prepayments.

              (a) Unless earlier payment is required under this Agreement, the Company shall pay to the Banks on the Revolving
Credit Termination Date the entire outstanding principal amount of the Revolving Credit Loans.

              (b) Unless earlier payment is required under this Agreement, the Company shall pay to the Banks on the Line of Credit Loan Maturity Date the entire outstanding principal amount of the Line of Credit Loans.

              (c) The Company may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to Section 2.7.

              (d) Notwithstanding anything herein to the contrary, immediately upon the Company's receipt thereof, the Company shall prepay the Line of Credit Loans with the entire proceeds (but only to the extent of the then aggregate outstanding principal balance of the Line of Credit Loans) received by the Company from any (i) Subordinated Debt and (ii) capital stock, any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or securities issued by the Company.

         3.2 Interest Payments. The Company shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

              (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

              (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), if the Required Banks shall so require at any time, the Company shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

         3.3 Payment Method. (a) All payments to be made by the Company hereunder will be made in Dollars and in immediately available funds to the Agent for the account of the Banks at its address set forth next to its name in the signature pages hereof not later than 1:00 p.m. Detroit time on the date on which such payment shall become due. Payments received after 1:00 p.m. Detroit time shall be deemed to be payments made prior to 1:00 p.m. on the next succeeding Business Day (or Eurodollar Business Day with respect to payments in respect of Eurodollar Rate Loans).

              (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion to obligations of the Company to the Banks arising under this Agreement or otherwise.

              (c) On the day such payments are deemed received, the Agent shall remit to the Banks their pro rata shares of such payments in immediately available funds. In the event the Agent fails to so remit to the Banks their pro rata shares of such payments on the day such payments are deemed received, the Agent shall pay to the Banks interest on such amounts until paid at the Federal Funds Rate. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Bank by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Banks included in such Borrowing, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(d) and amounts payable to any Bank under Section 3.6, 3.7 or 3.8), such pro rata shares shall be determined with respect to each such Bank by the ratio which the Commitments of such Bank bear to the Commitments of all the Banks.

         3.4 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Company will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Company will furnish to the Banks certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

         3.5 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement, including, without limitation, the commitment fees payable under Sections 2.3(a) and (b), shall be made on the basis of a year of 365 or 366 days, as the case may be (or 360 days when determining the Eurodollar Rate), for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.6 Additional Costs. (a) In the event that any applicable law, rule or regulation (whether domestic or foreign) or treaty or other international agreement now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Bank or the Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of any Bank or the Agent by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which such Bank or the Agent, as the case may be, has its principal office), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank or the Agent, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by any Bank or the Agent, as the case may be, thereon, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent such Bank or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent, as the case may be, to the Company, shall be conclusive and binding for all purposes absent demonstrable error in computation.

         (b) In the event that any applicable law, rule or regulation (whether domestic or foreign) or treaty or other international agreement now or hereafter in effect and whether or not presently applicable to any Bank or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Agent (or any corporation controlling such Bank or the Agent) and such Bank or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Bank's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Bank or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Agent to be material, then the Company shall pay to such Bank or the Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Bank or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Agent reasonably determines to be applicable to the existence of such Bank's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Agent, as the case may be, and submitted by such Bank or the Agent to the Company, shall be conclusive and binding for all purposes absent demonstrable error in computation.

         3.7 Illegality and Impossibility. In the event that any applicable law, rule or regulation (whether domestic or foreign) or treaty or other international agreement now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Loan under this Agreement, the Company shall, upon receipt of notice thereof from such Bank, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Bank under
Section 3.8, (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if such Bank may not continue to maintain such Loan to such day. Nothing in this Section 3.7 shall prohibit the Company from, subject to the other terms and conditions of this Agreement, using the proceeds of any Borrowing of a type not then effected as contemplated by this
Section 3.7 to make any repayment of any Borrowing of a type so effected as required under this Section 3.7.

         3.8 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Borrowing on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.7, Section 6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Borrowing after notice has been given to the Banks in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Borrowing when due, the Company shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the Company, shall be conclusive and binding for all purposes absent demonstrable error in computation. Calculation of all amounts payable to any Bank under this Section 3.8 shall be made as though such Bank shall have actually funded or committed to fund the relevant Eurodollar Rate Borrowing through the purchase of an underlying deposit in an amount equal to the amount of the Loan to be made by such Bank as part of such Borrowing in the relevant market and having a maturity comparable to the related Interest Period and through the transfer of such deposit to a domestic office of such Bank in the United States; provided, however, that each Bank may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.8.


                           ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Banks and the Agent that:

         4.1 Corporate Existence and Power. Each of the Company and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. Each of the Company and the Guarantors has all requisite corporate power to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement, the Notes and the Security Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

         4.2 Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the Notes, and the execution, delivery and performance by each of the Company and the Guarantors of the Security Documents to which it is a party, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of any such person's charter or by-laws, or of any contract or undertaking to which any such person is a party or by which any such person or any of its property may be bound or affected.

         4.3 Binding Effect. This Agreement is, and the Notes and the Security Documents to which the Company or either Guarantor is a party when delivered hereunder will be, legal, valid and binding obligations of the Company or such Guarantor, as the case may be, enforceable against each such person in accordance with their respective terms.

         4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company. Each such Subsidiary and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law. Each Subsidiary of the Company has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Security Documents to which it is a party and to engage in the transactions contemplated thereby. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule
4.4 hereto or disclosed in writing to the Agent and the Banks from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or in any material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or the Security Documents and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         4.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1994 and reported on by Deloitte & Touche, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries, as of or for the three-month period ended on March 31, 1995, copies of which have been furnished to the Banks, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries since December 31, 1994. There is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Loans. The Company will use the proceeds of the Loans to refinance all existing indebtedness of the Company and its Subsidiaries to the Banks and for the Company's other corporate purposes; provided that the Company shall not use the proceeds of the Loans to repay the indebtedness of Acceptance Premium Finance Company, an Arizona corporation of which the Company is a parent, owing to NBD Bank. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation
U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Loan, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause the Loans to be deemed secured, directly or indirectly, by margin stock.

         4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of this Agreement, the Notes, the Security Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement, the Notes or any of the Security Documents.

         4.9 Taxes. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any such Subsidiary.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section
4.6 or 5.1(d) of this Agreement, the Company or one or more of its Subsidiaries have good and marketable fee simple title to all of the real property, and a valid and indefeasible ownership interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.11 ERISA. The Company, its Subsidiaries, their ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. None of the Company, any of its Subsidiaries or any of their ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, its Subsidiaries and their ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement, the Notes and the Security Documents does not constitute a Prohibited Transaction. There is no material Unfunded Benefit Liability with respect to any Plan of the Company, its Subsidiaries or their ERISA Affiliates.

         4.12 Disclosure. No report or other information furnished in writing by or on behalf of the Company or any of its Subsidiaries to any Bank or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Bank or the Agent by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Banks by or on behalf of the Company in connection with the transactions contemplated hereby.

         4.13 Environmental Matters. The Company and each of its Subsidiaries is in compliance with all Environmental Laws in jurisdictions in which the Company or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. No demand, claim, notice, action, administrative proceeding, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any such Subsidiary. Neither the Company nor any of its Subsidiaries
(a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, (c) knows of any basis for any such investigation, notice or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions.
No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law.

         4.14 Integrated Operation. The Company, the Guarantors and the other Subsidiaries of the Company are engaged as an integrated group in the insurance business. The integrated operation requires financing on such a basis that credit is supplied to the Company for the continued successful operation of the integrated group as a whole, and each of the Guarantors has requested the Banks to make credit available to the Company for the purpose of financing the integrated operations of the Company, the Guarantors and the other Subsidiaries of the Company, with each of such entities expecting to derive benefit, directly or indirectly, from the credit extended by the Banks to the Company, both in each entity's separate capacity and as a member of the integrated group, in as much as the successful operation and condition of each such entity is dependent upon the continued successful performance of the functions of the integrated group as a whole.


                           ARTICLE V.
                            COVENANTS

         5.1 Affirmative Covenants. The Company covenants and agrees that, until the Revolving Credit Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, unless the Required Banks shall otherwise consent in writing, it shall, and shall cause each of its Subsidiaries to:

              (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

              (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or any of its Subsidiaries.

              (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and to maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 5.1(c).

              (d) Reporting Requirements.  Furnish to the Agent
(with a copy for each of the Banks) the following:

                        (i)   Promptly and in any event within
three calendar days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company, or any of its Subsidiaries, and any material developments therein, (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Subsidiaries which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Company or any of its Subsidiaries, a statement of the chief financial officer of the Company setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                       (ii)   As soon as available and in any event
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a certificate of the chief financial officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c), (d), (e), (f) and (g) is in conformity with the terms of this Agreement;

                      (iii) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidating and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Deloitte & Touche, or other independent certified public accountants of comparable standing selected by the Company, without qualifications unacceptable to the Required Banks, together with a certificate of the chief financial officer of the Company stating
(A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c), (d), (e), (f) and (g) is in conformity with the terms of this Agreement;

                       (iv)   As soon as available and in any event
within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Acceptance Insurance Company, a Nebraska corporation, and Redland Insurance Company, an Iowa corporation, the quarterly statement of the condition and affairs of each such company, including all schedules of investments, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with SAP;

                        (v)   As soon as available and in any event
within 90 days after the end of each Insurance Subsidiary's fiscal year, the annual statement of the condition and affairs of each such Insurance Subsidiary, including all schedules of investments, all in reasonable detail and duly certified by the chief financial officer of the Company as having been prepared in accordance with SAP;

                       (vi)   Promptly after the sending, filing or
receipt thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof, or with the NAIC or other regulators, and all reports, notices, inquiries and other material documents received by the Company or any of its Subsidiaries from the NAIC or other regulators;

                      (vii)   Promptly and in any event within 10
calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company, its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the chief financial officer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                     (viii)   Promptly and in any event within
10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors of the Company or any of its Subsidiaries;

                       (ix)   Promptly and in any event within 10
calendar days after receipt thereof by each Insurance Subsidiary, a copy of the annual loss reserve adequacy certification for such Insurance Subsidiary; and

                        (x)   Promptly such other information
respecting the business, properties, operations, or condition, financial or otherwise, of the Company or any of its Subsidiaries as the Agent (whether on behalf of itself or any Bank) may from time to time request.

                    (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and SAP and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, permit any Bank or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its directors, officers, employees and independent auditors, and by this provision the Company hereby authorizes such persons to discuss such affairs, finances and accounts with any Bank or the Agent.

                    (f) Additional Collateral. Promptly execute and deliver, or cause to be executed and delivered, additional Security Documents, within 30 days after request therefor by the Agent, sufficient to pledge to the Agent for the benefit of the Banks and the Agent any and all direct equity interests of the Company or either Guarantor in any Insurance Subsidiaries acquired after the Effective Date, including, without limitation, those acquired by the Company pursuant to a merger permitted under
Section 5.2(h). The Company shall notify the Agent in writing (with sufficient copies for the Banks), within 10 days after the occurrence thereof, of any event or condition that may require additional action of any nature in order to comply with this
Section 5.1(f) or create or preserve the effectiveness and perfected status of the liens and security interests of the Banks and the Agent with respect to the collateral described in Section 2.10, including, without limitation, any after acquired collateral of such type. This Section 5.1(f) shall not affect the obligations of the Company or rights of the Banks under Section 5.2(h).

                    (g) Further Assurances. Execute and deliver, or cause to be executed and delivered, within 30 days after request therefor by the Agent all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Banks and the Agent under, this Agreement, the Notes and the Security Documents.

                    (h)  Loss Reserve Adequacy.  With respect to
each Insurance Subsidiary, maintain adequate loss reserves and receive annually a certification to such effect.

               5.2 Negative Covenants. Until the Revolving Credit Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Required Banks shall otherwise consent in writing, it shall not, and shall not permit any of its Subsidiaries to:

                    (a)  Augmented Cash Flow Coverage Ratio.
Permit or suffer the ratio of Augmented Cash Flow to Adjusted Debt Service to be less than 1.00 to 1.00 as of the last day of any fiscal quarter of the Company, in each case determined for the period of four fiscal quarters of the Company then ended.

                    (b)  Funded Debt to Total Capitalization.
Permit or suffer the ratio of Funded Debt to Total Capitalization at any time to be greater than 0.50 to 1.00.

                    (c)  Net Worth.  Permit or suffer the
consolidated Net Worth of the Company and its Subsidiaries at any time to be less than the sum of (i) $155,000,000 plus (ii) 50% of the consolidated Cumulative Net Income of the Company and its Subsidiaries for the period commencing January 1, 1995.

                    (d) Net Written Premiums to Statutory Surplus. Permit or suffer the ratio of (i) the Net Written Premiums of any Subsidiary of the Company to (ii) the Statutory Surplus of such Subsidiary, as of the end of any fiscal quarter of such Subsidiary, to be greater than the ratio set forth below opposite the name of such Subsidiary, in each case determined for the period of four fiscal quarters of such Subsidiary then ended:

               Acceptance Insurance Company  2.50 to 1.00

               Acceptance Indemnity Insurance
                 Company                     2.50 to 1.00

               Phoenix Indemnity Insurance
                 Company                     3.00 to 1.00

               American Growers Insurance
                 Company                     3.50 to 1.00

               Redland Insurance Company     3.50 to 1.00

                    (e) Investment Quality. Permit or suffer any material change in either (i) the quality of the investments or
(ii) the investment policies of the Company or any of its Subsidiaries.

                    (f)  Quality of Reinsurers.  Permit or suffer
(i) with respect to all reinsurance other than crop reinsurance referred to in clause (ii) below, at any time greater than 10% (based upon the then Dollar amount of ceded risk) of all contracts for reinsurance purchased by the Company and its Subsidiaries to be with reinsurers having a rating of less than A- as determined by A.M. Best Company (or the ISI equivalent for European reinsurers), or (ii) with respect to crop reinsurance (both hail and multi-peril) owned by the Company and its Subsidiaries, any material change in the quality of such reinsurance.

                    (g) NAIC Ratio Requirements. Permit or suffer any of the Subsidiaries of the Company to at any time be outside the recommended range for more than four of the NAIC ratio tests
(other than excess capital contributions).

                    (h)  Merger; Acquisitions; Etc.  Purchase or
otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock or other ownership interest in any other person, provided that, subject to the provisions of Section 5.1(f), this Section 5.2(h) shall not prohibit any such purchase or acquisition (i) in which the total consideration paid or exchanged therefor is capital stock of the Company or capital stock of any Subsidiaries of the Company not subject to a Pledge Agreement or (ii) with respect to which the aggregate Indebtedness incurred or assumed by the Company and its Subsidiaries does not exceed $5,000,000 or (iii) by AIH and TRG (or, following a merger of the Guarantors into the Company, by the Company) from AIC and RIC of the capital stock of Phoenix Indemnity Insurance Company and American Growers Insurance Company, respectively; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided that this Section 5.2(h) shall not prohibit the merger of one or both of the Guarantors into the Company.

                    (i)  Disposition of Assets.  Sell, lease,
license, transfer, assign or otherwise dispose of all or a material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than sales in the ordinary course of business of securities owned by the Company or any of its Subsidiaries for investment purposes, provided that this Section 5.2(i) shall not prohibit the sale by AIC or RIC to AIH and TRG, respectively (or to the Company), of the capital stock of Phoenix Indemnity Insurance Company and American Growers Insurance Company as contemplated under Section 5.2(h).

                    (j) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

                    (k)  Stock of Subsidiaries.  Sell, pledge
(other than pursuant to the Pledge Agreements), create a security interest in or otherwise encumber, dispose of or transfer any shares of capital stock of any of its Subsidiaries; nor issue any additional shares of capital stock.

                    (l) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                        (i)   The Loans and other indebtedness to
the Banks hereunder;

                       (ii)   Indebtedness in aggregate outstanding
principal amount not exceeding $500,000 which is secured by one or more Liens permitted by Section 5.2(m)(vi);

                      (iii) Indebtedness of any Subsidiary of the Company owing to the Company or to any other Subsidiary of the Company;

                       (iv)   Unsecured current Indebtedness
constituting obligations for the unpaid purchase price of goods, property or services in aggregate outstanding principal amount not exceeding $500,000 incurred in the ordinary course of business (A) to a seller of inventory purchased for sale in the ordinary course of business of the Company or any of its Subsidiaries, (B) to a seller of other property used in the business of the Company or any of its Subsidiaries or (C) to a provider of services to the Company or any of its Subsidiaries; and

                        (v)   Subordinated Debt of the Company or
any of its Subsidiaries; and

                       (vi)   The other Indebtedness described in
Schedule 5.2(n) hereto, having the same terms as those existing on the date of this Agreement, but no extension or renewal thereof shall be permitted.

                    (m) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

                        (i)   Liens for taxes not delinquent or for
taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                       (ii)   Liens (other than any Lien imposed by
ERISA or any Environmental Law) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a material adverse effect on the business or operations of the Company or any of its Subsidiaries and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and
(E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                      (iii)   Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                       (iv)   Liens created pursuant to the
Security Documents and Liens expressly permitted by the Security
Documents;

                        (v)   Each Lien described in
Schedule 5.2(m) hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no extension or renewal thereof shall be permitted;

                       (vi)   Any Lien created to secure payment of
a portion of the purchase price of any tangible fixed asset acquired by the Company or any of its Subsidiaries, or payments under any Capital Lease for the lease of any tangible fixed asset leased by the Company or any of its Subsidiaries, may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price of such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens, plus the capitalized amount of all such capital Leases does not exceed $500,000, provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary; and

                      (vii)   Liens in favor of the Company or any
of its Subsidiaries as security for Indebtedness permitted by
Section 5.2(n)(iii); and

                     (viii)   The interest or title of a lessor
under any lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Subsidiary thereunder are not delinquent.

              (n) Contingent Liabilities. Create, incur, assume, or in any manner become liable in respect of, or suffer to exist, any Contingent Liabilities, other than those under the Guaranty Agreement, dated as of October 7, 1994, made by the Company in favor of NBD Bank (formerly known as NBD Bank, N.A.), as amended, supplemented, extended, restated or otherwise modified from time to time, relating to the indebtedness of Acceptance Premium Finance Company, an Arizona corporation (the "APFC Debt Guaranty"); provided that the principal indebtedness guaranteed by the Company under the APFC Debt Guaranty shall not exceed $25,000,000.

              (o) Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

              (p) Dividends and Other Restricted Payments. Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its capital stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly, of any shares of it capital stock other than such dividends, payments or other distributions to the extent payable solely in shares of the capital stock of the Company or to the extent payable to the Company by a Subsidiary of the Company.

              (q) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate.

              (r) Payments and Modification of Subordinated Debt. Make any optional payment, prepayment or redemption of any Subordinated Debt, nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend any agreement under which any Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any Subordinated Debt.

              (s) Tax Sharing Agreement. Permit or suffer the Tax Sharing Agreement to be amended or modified or any provision thereof to be waived, or permit or suffer any Subsidiary of the Company to enter into any other tax sharing arrangement.

              (t) Negative Pledge Prohibition. Enter into any agreement with any person (other than pursuant to this Agreement) that prohibits the Company or any of its Subsidiaries from acting to, or in any way limits the ability of the Company or any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any capital stock of any Insurance Subsidiary.

              RAR  Loans and Advances to the Non-Material
Subsidiaries. Make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment whatsoever in, any of the Non-Material Subsidiaries.



                           ARTICLE VI.
                             DEFAULT

          6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

              (a) Nonpayment. The Company shall fail to pay when due any principal of or interest on the Notes or any fees or any other amount payable hereunder; or

              (b) Misrepresentation. Any representation or warranty made by the Company in Article IV hereof or in any Security Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

              (c) Certain Covenants. The Company shall fail to perform or observe any term, covenant or agreement contained in
Article V hereof; or

              (d) Other Defaults. The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in the Security Documents, and any such failure shall remain unremedied for 15 calendar days after notice thereof shall have been given to the Company by the Agent (or such longer period of time as may be specified in such Security Document); or

              (e) Cross Default. The Company or any of its Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $500,000; or if the Company or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to accelerate the maturity of such indebtedness, whether or not such failure to perform shall be waived by the holders (or a trustee) of such Indebtedness; or

              (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $2,000,000 shall be rendered against the Company or any of its Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Subsidiaries which causes or could cause a material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries or which does or could have a material adverse effect on the legality, validity or enforceability of this Agreement, the Notes or any Security Document, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

              (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company, or any of its Subsidiaries or their ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company, or any of its Subsidiaries or their ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof; or the filing by the Company, any of its Subsidiaries or any of their ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any of its Subsidiaries or any of their ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company, any of its Subsidiaries or any of their ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of its Subsidiaries or any of their ERISA Affiliates, or any Plan of the Company, any of its Subsidiaries or their ERISA Affiliates or fiduciary of any such Plan; or failure by the Company, any of its Subsidiaries or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of
Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company, any of its Subsidiaries or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company, any of its Subsidiaries or any of their ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company, any of its Subsidiaries or any of their ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Banks; or

              (h) Insolvency, Etc. The Company or any of its Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Subsidiary and is being contested by the Company or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company or such Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

              (i) Security Documents. Any event of default described in any Security Document shall have occurred and be continuing, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor shall deny that it has any or further liability or obligation thereunder, or any material provision thereof shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby; or

              (j) Key Management. The Chief Executive Officer of the Company as of the date hereof shall cease for any reason to serve actively in such position, whether by reason of death, disability, resignation, action of the Company's Board of Directors or shareholders or otherwise.

              (k)  Regulatory Action.  The Company or any of its
Insurance Subsidiaries shall be prohibited by any state board, commission, department, agency, authority or other regulatory body from issuing insurance policies in any jurisdiction; or

              (l)  Maintenance of Catastrophic Reinsurance.  The
Company or any of its Insurance Subsidiaries shall fail to maintain such catastrophic reinsurance as a prudent insurance company would deem necessary.

          6.2 Remedies.

              (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Banks, shall by notice to the Company terminate the Commitments or declare the outstanding principal of, and accrued interest on, the Notes and all other amounts owing under this Agreement to be immediately due and payable, or both, whereupon the Commitments shall terminate forthwith and all such amounts shall become immediately due and payable, or both, as the case may be, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

              (b) The Agent may and, upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or any Security Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or any Security Document or in aid of the exercise of any power granted in this Agreement, the Notes or any Security Document.

              (c) Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of such Bank under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.


                          ARTICLE VII.
                     THE AGENT AND THE BANKS

          7.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the Security Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

          7.2 Agent and Affiliates. NBD Bank in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

          7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes and the Security Documents), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Banks and may request instructions from the Required Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks (or all of the Banks, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, the Notes, the Security Documents or applicable law.

          7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Bank or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereof to the Banks.

          7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Security Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Company,
(iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Notes, any Security Document or any other instrument or document furnished in connection herewith.

          7.7 Nonreliance on Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement, the Notes or the Security Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

          7.8 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Company, but without limiting any obligation of the Company to make such reimbursement), ratably according to the respective principal amounts of the Loans then outstanding made by each of them (or if no Loans are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company, but without limiting the obligation of the Company to make such reimbursement. Each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Banks pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

          7.9 Successor Agent. The Agent may resign as such at any time upon ten days' prior written notice to the Company and the Banks. In the event of any such resignation, the Banks shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Banks is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Banks shall thereafter perform all the duties of the Agent hereunder until such appointment by the Banks is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

          7.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or any other obligation owing to the Banks under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Banks on account of the Loans and other obligations (or if no Loans are outstanding, ratably according to the respective amounts of the Commitments), such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with such ratable shares. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored. The Company agrees that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or the Agent shall fail to remit to the Agent or any other Bank an amount payable by such Bank or the Agent to the Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Banks and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

          7.11 The Co-Agents. Notwithstanding anything in this Agreement to the contrary, none of the Co-Agents, in such capacity, shall have any rights, powers, duties, responsibilities or obligations; provided that each of Comerica Bank, First National Bank of Omaha and FirsTier Bank, N.A., in its capacity as a Bank, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not a Co-Agent.


                          ARTICLE VIII.
                          MISCELLANEOUS

              8.1 Amendments, Etc. (a) This Agreement may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and the Required Banks and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes, or any fees or other amount payable hereunder, (ii) subject to Section 2.11, amend, extend or terminate the Revolving Credit Termination Date, the Line of Credit Expiry Date, the Line of Credit Loan Maturity Date or the respective Commitments of any Bank or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 7.10 or the definition of Required Banks or any provision of this Agreement requiring the consent of all of the Banks, (iii) provide for the discharge of any collateral subject to any Security Document, or (iv) modify any other provision of this Agreement which by its terms requires the consent of all of the Banks.

              (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Agent, and, for purposes of determining the Required Banks at any time when any of the Banks are in default under this Agreement, the Commitments and Loans of such defaulting Banks shall be disregarded.

          8.2 Notices.  (a)  Except as otherwise provided in
Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company at Suite 600 North, 222 S. 15th Street, Omaha, Nebraska, 68102, Attention: William J. Gerber, Facsimile No. (402) 345-9190, Telephone No. (402) 344-8800, and to the Agent and the Banks at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Company, the Agent or any Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answerback, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Agent shall not be effective until received.

              (b) Notices by the Company to the Agent with respect to terminations or reductions of the Commitments pursuant to
Section 2.2, requests for Borrowings pursuant to Section 2.4, and requests for continuations or conversions of Borrowings pursuant to
Section 2.7 shall be irrevocable and binding on the Company.

              (c) Any notice to be given by the Company to the Agent pursuant to Sections 2.2, 2.4 or 2.7 and any notice to be given by the Agent or any Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

          8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Bank, nor any delay or failure on the part of the Agent or any Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Bank under this Agreement, the Notes or any Security Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any Security Document or by applicable law to the Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Agent or any Bank and, unless contrary to the express provisions of this Agreement, any Security Document, irrespective of the occurrence or continuance of any Default or Event of Default.

          8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company set forth in Sections 3.6,
3.8 and 8.5 hereof shall survive the repayment in full of the Notes and the termination of the Commitments.

          8.5 Expenses; Indemnification. (a) The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Messrs. Dickinson, Wright, Moon, Van Dusen & Freeman, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the Security Documents and in connection with advising the Agent as to its rights and responsibilities with respect thereto; provided that the Company's liability with respect to fees of counsel for the Agent in connection with the foregoing matters shall not exceed $15,000, (ii) the reasonable fees of counsel to the Agent in connection with any amendments, waivers or consents in connection therewith, (iii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Notes or the Security Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iv) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement, the Notes or any Security Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement.

              (b) The Company hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising under Environmental Laws; provided, however, that the Company shall not be required to indemnify any such Bank and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Bank or the Agent, as the case may be.

          8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior written consent of the Banks, assign its rights or obligations hereunder or under the Notes or any Security Document and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Company.

              (b) Any Bank may, with the prior written consent of the Company and the Agent, sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Company under Section 3.6,
3.8 and 6.2(c) as it or they would have had if such participant or participants were such Bank making the Loans to the Company hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank, or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder).

              (c)  The Agent from time to time in its sole
discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Company and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

              (d) Each Bank may, with the prior written consent of the Company and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations of such Bank under this Agreement with respect to its Revolving Credit Commitment and Revolving Credit Loans, its Line of Credit Commitment and Line of Credit Loans and otherwise, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, (A) the amount of the Commitments of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as to which the Company and the Agent may consent and (B) after giving effect to each such assignment, the amount of the Commitments of the assigning Bank shall in no event be less than the greater of (1) the amount equal to fifty percent (50%) of the original amount of such Bank's Commitments or (2) $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit J hereto (an "Assignment and Acceptance"), together with the Notes subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Bank may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Bank that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and
(y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

              (e) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank.

              (f)  The Agent shall maintain at its address
designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and & register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

              (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an aggregate amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained Commitments hereunder, new Notes to the order of the assigning Bank in an amount equal to the aggregate Commitments retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits A and B hereto.

              (h) The Company shall not be liable for any costs or expenses of any Bank in effectuating any participation or assignment under this Section 8.6.

              (i)  The Banks may, in connection with any
participation or assignment or proposed participation or assignment pursuant to this Section 8.6, disclose to the participant or assignee or proposed participant or assignee any information relating to the Company and its Subsidiaries.

              (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

          8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Company and the Banks further agree that any legal or equitable action or proceeding with respect to this Agreement, the Notes or any Security Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company and the Banks hereby submit to and accept generally and unconditionally the jurisdiction of those courts with respect to its person and property, and, in the case of the Company, irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address for notices pursuant to Section 8.2. Nothing in this paragraph shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company and the Banks hereby irrevocably waive any objection to the laying of venue of any such action or proceeding in the above described courts.

          8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

          8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

          8.11 Integration and Severability. This Agreement embodies the entire agreement and understanding between the Company and the Agent and the Banks, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement, the Notes or any Security Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Notes or any Security Document in any other jurisdiction.

          8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

          8.13 Interest Rate Limitation. Notwithstanding any provisions of this Agreement, the Notes or any Security Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any Security Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Banks have been paid in full.

          8.14 WAIVER OF JURY TRIAL. THE BANKS AND THE AGENT AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER ANY BANK, THE AGENT, NOR THE COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.








[This space intentionally left blank. Signature blocks begin on next page.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 26th day of July, 1995, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


                                ACCEPTANCE INSURANCE COMPANIES INC.




                                By_________________________________

                                    Its___________________________




Revolving Credit Commitment     NBD BANK, individually and
Amount:  $20,833,333            as Agent


Line of Credit
Commitment Amount:  $4,166,667  By_________________________________
                                Its Vice President

                                Address for Notices:

                                NBD Bank
                                611 Woodward Avenue
                                Detroit, Michigan  48226

                                Attention:  National Banking
                                           Division

                                Telex No.:  230729
                                Answerback: NATIONBANK-DET
                                Facsimile No.: (313) 225-2649
                                Facsimile Confirmation
                                  No.: (313) 225-1572

Revolving Credit Commitment     COMERICA BANK
Amount:  $18,333,333


Line of Credit
Commitment Amount:  $3,666,667  By_________________________________
                                    Its Vice President

                                Address for Notices:

                                Comerica Bank
                                Metropolitan Loans-A
                                One Detroit Center
                                Detroit, Michigan  48226

                                Attention:  Jon E. Sasinowski

                                Facsimile No.: (313) 222-5759
                                Facsimile Confirmation
                                  No.: (313) 222-4865



Revolving Credit Commitment     FIRST NATIONAL BANK OF OMAHA
Amount:  $13,333,333


Line of Credit
Commitment Amount:  $2,666,667  By_________________________________
                                    Its Senior Vice President

                                Address for Notices:

                                First National Bank of Omaha
                                One First National Center
                                Omaha, Nebraska  68102

                                Attention:  James P. Bonham

                                Telex No.:  484410
                                Answerback: FIRSTNATBK-OMA
                                Facsimile No.: (402) 633-3519
                                Facsimile Confirmation
                                  No.: (402) 341-0500

Revolving Credit Commitment     FIRSTIER BANK, N.A.
Amount:  $12,500,000


Line of Credit
Commitment Amount:  $2,500,000  By_________________________________
                                    Its Vice President

                                Address for Notices:

                                FirsTier Bank, N.A.
                                1700 Farnam
                                Omaha, Nebraska  68102

                                Attention:  Lawrence F. Uebner

                                Facsimile No.: (402) 348-6841
                                Facsimile Confirmation
                                  No.: (402) 348-6294



Revolving Credit Commitment     FIRST INTERSTATE BANK OF ARIZONA
Amount:  $10,000,000


Line of Credit
Commitment Amount:  $2,000,000  By_______________________________
                                    Its Vice President


                                Address for Notices:

                                First Interstate Bank of Arizona
                                100 W. Washington
                                Phoenix, Arizona  85003

                                Attention:  Jenny L. Apker

                                Facsimile No.: (602) 229-4409
                                Facsimile Confirmation
                                  No.: (602) 528-6633

                            EXHIBIT A

                       LINE OF CREDIT NOTE




$______________                                     July __, 1995
                                                Detroit, Michigan


          FOR VALUE RECEIVED, the undersigned, ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of _____________________, a _________________ (the "Bank"), at the principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the principal sum of _____________________ Dollars ($_________________), or such lesser amount as is noted on the schedule attached hereto or in the Bank's books and records, on the Line of Credit Loan Maturity Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Line of Credit Loan evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

          The Bank is hereby authorized by the Company to note on the schedule attached to this Note, or on its books and records, the date, amount and type of the Line of Credit Loan, the interest rate applicable from time to time, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so noted absent manifest error in computation, provided that any failure by the Bank to make any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Note, all accrued interest hereon and any other amount payable with respect hereto in accordance with the terms of this Note and the Credit Agreement.

          The Company and each endorser or guarantor hereof waive demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Note, including attorneys' fees and expenses.

          This Note evidences a Line of Credit Loan made under a Credit Agreement, dated as of July __, 1995, by and among the Company, the banks (including the Bank) party thereto, NBD Bank, as agent for the banks, and the co-agents party thereto, as amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Note. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.



                             ACCEPTANCE INSURANCE COMPANIES INC.


                             By:_________________________________

                             Its:________________________________

                            EXHIBIT B

                      REVOLVING CREDIT NOTE




$______________                                     July __, 1995
                                                Detroit, Michigan


    FOR VALUE RECEIVED, the undersigned, ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of _____________________, a _________________ (the "Bank"), at the principal banking office of the Agent in lawful money of the United States of America and in immediately available funds, the principal sum of _____________________ Dollars ($_________________), or such lesser amount as is noted on the schedule attached hereto or in the Bank's books and records, on the Revolving Credit Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Revolving Credit Loans evidenced hereby shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

    The Bank is hereby authorized by the Company to note on the schedule attached to this Note, or on its books and records, the date, amount and type of each Revolving Credit Loan, the interest rate applicable from time to time, the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so noted absent manifest error in computation, provided that any failure by the Bank to make any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Note, all accrued interest hereon and any other amount payable with respect hereto in accordance with the terms of this Note and the Credit Agreement.

    The Company and each endorser or guarantor hereof waive demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Note, including attorneys' fees and expenses.

    This Note evidences one or more Revolving Credit Loans made under a Credit Agreement, dated as of July __, 1995, by and among the Company, the banks (including the Bank) party thereto, NBD Bank, as agent for the banks, and the co-agents party thereto, as amended, supplemented, extended or otherwise modified from time to time (the "Credit Agreement"), to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated and for a description of the collateral and security securing this Note. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

    This Note is made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.



                             ACCEPTANCE INSURANCE COMPANIES INC.


                             By:_________________________________

                             Its:________________________________

                            EXHIBIT C

                      REQUEST FOR BORROWING

                                                           [Date]



NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Attention:  National Banking Division


          The undersigned (the "Company") hereby requests [a Revolving Credit] [the Line of Credit] Borrowing pursuant to
Section 2.4 of the Credit Agreement, dated as of July __, 1995 (the "Credit Agreement"), by and among the Company, the banks party thereto, you, as agent for the banks, and the co-agents party thereto, in the amount of $__________, to be made on __________, 19___, and to be evidenced by the Company's [Revolving Credit] [Line of Credit] Notes. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

          Such Borrowing shall initially be a _________________
[insert either Eurodollar Rate Borrowing or Floating Rate
Borrowing].  [If a Eurodollar Rate Borrowing, add the following:
The initial Interest Period shall be ____________ [insert permitted Interest Period].]

          In support of this request, the Company hereby represents and warrants that:

          1.   The representations and warranties contained in
Article IV of the Credit Agreement are true and correct on and as of the date hereof, and will be true and correct on the date of the making of such Borrowing (both before and after such Borrowing is made), as if such representations and warranties were made on and as of such dates.

          2. No Default or Event of Default has occurred and is continuing or will exist on the date of the making of such Borrowing (both before and after such Borrowing is made).

          3. Acceptance of the proceeds of such Borrowing by the Company shall be deemed to be a further representation and warranty that the representations and warranties made herein are true and correct at the time such proceeds are disbursed.

                              ACCEPTANCE INSURANCE COMPANIES INC.


                              By_________________________________

                              Its________________________________

                            EXHIBIT D

       REQUEST FOR CONTINUATION OR CONVERSION OF BORROWING

                                                           [Date]


NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan 48226

Attention:  National Banking Division

          The undersigned (the "Company") hereby requests that $__________ of the principal amount of the [Revolving Credit] [Line of Credit] Borrowing originally made on _____________, 19___, which Borrowing is currently a ___________________ [insert type of Borrowing], be continued as or converted to, as the case may be, a ______________________ [insert type of Borrowing requested] on
_______________, 19___. [If such Borrowing is requested to be converted to a Eurodollar Rate Borrowing, add the following: The Company hereby elects an Interest Period for such Borrowing of ____________________ [insert permitted Interest Period].]

          Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement, dated as of July __, 1995, by and among the Company, the banks party thereto, you, as agent for the banks, and the co-agents party thereto.

                             ACCEPTANCE INSURANCE COMPANIES INC.


                             By:__________________________________

                                Its:______________________________

                            EXHIBIT E

                       GUARANTY AGREEMENT


    THIS GUARANTY AGREEMENT, dated as of July 26, 1995 (this "Guaranty"), is made by ACCEPTANCE INSURANCE HOLDINGS INC., a Nebraska corporation, and THE REDLAND GROUP, INC., an Iowa corporation (collectively, the "Guarantors" and individually, a "Guarantor"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the banks (collectively the "Banks" and individually a "Bank") from time to time party to the Credit Agreement (as defined below).

                          INTRODUCTION

    A. Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), the Banks, the Agent and the Co-Agents party thereto have entered into the Credit Agreement, dated as of July 26, 1995 (as amended, supplemented, extended, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Banks may, subject to the terms and conditions of the Credit Agreement, make Line of Credit Loans and Revolving Credit Loans to the Company, as evidenced by the Line of Credit Notes and Revolving Credit Notes, respectively, issued by the Company to the Banks.

    B. As a condition, among others, to the effectiveness of the obligations of the Banks under the Credit Agreement, each Guarantor is required to guarantee to the Agent and the Banks the prompt and complete payment when due of all indebtedness, obligations and liabilities of the Company to the Agent and the Banks under the Credit Agreement and such Line of Credit Notes and Revolving Credit Notes.

    C. The Company, the Guarantors and other Subsidiaries of the Company are engaged as an integrated group in the insurance business. The integration requires financing on such a basis that credit is supplied to the Company for the continued successful operation of the integrated group as a whole. Each of the Company and the Guarantors has therefore requested the Banks to make credit available to the Company for the purpose of financing the integrated operations of the Company, the Guarantors and such other Subsidiaries, with each of such entities expecting to derive benefit, directly or indirectly, from the credit extended by the Banks to the Company, both in each entity's separate capacity and as a member of the integrated group, in as much as the successful operation and condition of each such entity is dependent upon the continued successful performance of the functions of the integrated group as a whole.

    D. Each Guarantor has reviewed and is familiar with the Credit Agreement and all documents, agreements, instruments and certificates evidencing or otherwise pertaining to the Loans (all of the foregoing being herein collectively referred to as the "Operative Documents"), and each Guarantor has determined that it is in its interest and to its financial benefit to enter into this Guaranty.

    NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and as further consideration and as an inducement to the Banks to enter into the Credit Agreement, each Guarantor agrees with the Agent for the benefit of the Agent and the Banks as follows:

    1. Guarantee of Obligations. (a) Each Guarantor hereby, as primary obligor and not as surety only, (i) guarantees to the Banks and the Agent the prompt payment of the principal sum of Ninety Million Dollars ($90,000,000), together with interest thereon, in accordance with the terms of the Line of Credit Notes, the Revolving Credit Notes and the Credit Agreement, (ii) guarantees to the Banks and the Agent the prompt payment and performance of all other indebtedness, obligations and liabilities of the Company to the Agent and the Banks under the Credit Agreement and any note or notes issued in replacement of or substitution for the Line of Credit Notes and/or the Revolving Credit Notes, (iii) guarantees to the Banks and the Agent the performance and observance within any grace period applicable thereto of each and every term, covenant or agreement contained in any Operative Document to be performed or observed on the part of the Company or the other Guarantor, and
(iv) agrees to make prompt payment, on demand, of any and all costs and expenses incurred by the Agent in connection with enforcing the obligations of any Guarantor hereunder, including without limitation the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations"), provided, however, that the amount of the Guaranteed Obligations of each Guarantor shall be subject to the limitation set forth in Section 11 of this Guaranty.

    (b) If for any reason any duty, agreement or obligation of the Company contained in any Operative Document shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with any Operative Document shall not be paid in full when the same becomes due and payable, each Guarantor undertakes, but without duplication, to perform or cause to be performed within any grace period applicable thereto each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the benefit of the Agent and the Banks regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency. If any Guarantor shall make any payments in respect of the Guaranteed Obligations, such Guarantor shall be subrogated pro tanto to the rights of the Agent and the Banks in connection therewith, provided, however, that no such rights of subrogation or any other rights of such Guarantor against the Company in connection with the transactions contemplated hereby shall accrue or be exercisable by such Guarantor until full and final payment and performance of the Guaranteed Obligations and the termination or expiration of all credit facilities provided by the Banks to the Company and of all letters of credit, bankers' acceptances and guarantees, the obligations of the Company in respect of which constitute part of the Guaranteed Obligations.

    2. Nature of Guaranty. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Agent and the Banks and is not contingent upon the pursuit by the Agent or the Banks of any such rights and remedies, such pursuit being hereby waived by each Guarantor.

    3. Waivers and Other Agreements. Each Guarantor hereby unconditionally (a) waives any requirement that the Agent or any Bank, in the event of any default by the Company, first make demand upon, or seek to enforce remedies against, the Company before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Company contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired by, without limitation, any invalidity, irregularity or unenforceability in whole or in part of any of the Operative Documents, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of, any amount at any time payable by the Company under or in connection with, any of the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Company to the Agent or any Bank which may be required to be returned to the Company or to its representative or to a trustee, custodian or receiver for the Company.

    4. Obligations Absolute. The obligations, covenants, agreements and duties of any Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of any
Guarantor: (a) any assignment or transfer, in whole or in part, of any of the Guaranteed Obligations or of any of the Operative Documents, or (b) any waiver by the Agent or any Bank, or by any other person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in any of the Operative Documents, or (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with any of the Operative Documents, or of the time for performance by the Company of any other obligations under or arising out of any of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in any of the Operative Documents (the modification, amendment or waiver from time to time of any of the Operative Documents to which the Company is a party being expressly authorized without further notice to or consent of any Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or the Company's assets, or (f) the release of any security, if any, for the obligations of the Company under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of the Company with any other person, or (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition contained in any of the Operative Documents, by operation of law, or (i) the running of any limitations period otherwise applicable, or (j) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of any Guarantor hereunder.

    5. Joint and Several Obligations. The obligations of the Guarantors hereunder shall be several and also joint each with all or with any one or more of the other parties now or hereafter guaranteeing any of the Guaranteed Obligations, and such obligations of the Guarantors may be enforced against each Guarantor separately or against any two or more jointly, or against some separately and some jointly.

    6. Events of Default. The occurrence of any of the following events or conditions shall be deemed an "Event of Default" hereunder:

        (a) Any Guarantor shall fail to pay when due any amount payable under Section 1 hereof;

        (b) Any representation or warranty made by any Guarantor in this Guaranty or in any other document or certificate furnished by or on behalf of any Guarantor in connection with this Guaranty shall prove to have been incorrect in any material respect when made or deemed made;

        (c) Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Guaranty; or

        (d) Any Event of Default shall occur under the Credit
Agreement.

    7. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent on behalf of itself and the Banks, may, in addition to the remedies provided in the Operative Documents, enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of its other rights available at law or in equity.

        (b) Upon the occurrence and during the continuance of any Event of Default hereunder, the Banks are hereby authorized at any time and from time to time, without notice to any Guarantor (any requirement for such notice being expressly waived by each Guarantor) to set off and apply against any and all of the obligations of the Guarantors now or hereafter existing under this Guaranty any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Banks to or for the credit or the account of the Guarantors and any property of the Guarantors from time to time in possession of the Banks, irrespective of whether or not the Agent or any Bank shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Banks under this Section 7(b) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent and the Banks may have.

        (c) To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty or any of the Operative Documents nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the obligations of the Company under the Operative Documents prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same.

    8. Payments. All amounts payable by the Guarantors under this Guaranty shall be paid to the Agent at its main office in Detroit, Michigan, or otherwise as the Agent may from time to time direct, in full free and clear of any present or future taxes, levies, imposts, duties, charges, fees or withholdings whatsoever. If any Guarantor is compelled by law to make any deduction or withholding it will promptly pay to the Agent such additional amount as will result in the net amount received by the Agent being equal to the full amount which would have been receivable had there been no deduction or withholding.

    9. No Setoff, Etc. by Guarantors. No setoff, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (other than performance by the Guarantors of each of their obligations hereunder) which the undersigned have or may have against the Banks or the Agent shall be available hereunder to the Guarantors against the Banks or the Agent.

    10. Indemnity. As a separate, additional and continuing obligation, the Guarantors unconditionally and irrevocably undertake and agree with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Guarantors as Guarantors under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of any Operative Document being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Banks or the Agent at any time, the Guarantors as original and independent obligors, upon demand by the Agent, will make payment to the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is contemplated by the Guaranteed Obligations.

    11. Limitation of Guaranteed Amount.  (a) For purposes of this
Section 11, the following terms shall have the following respective meanings:

    "Adjusted Net Worth" of any Guarantor shall mean, as of any date of determination thereof, the excess of (i) the aggregate value of all assets of such Guarantor, contingent or otherwise, at a fair valuation, as of the date of such determination, over (ii) the sum of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination (excluding, however, all liabilities of such Guarantor in respect of this Guaranty).

    "Maximum Guaranteed Amount" of any Guarantor shall mean, as of any date of determination thereof, the greatest of
    (i) the aggregate amount of all credit extended by the Banks under the Credit Agreement for the benefit of the Company to the extent that the proceeds thereof are extended directly to such Guarantor or are used to make a Valuable Transfer to such Guarantor, (ii) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the date it incurred its obligation under this Guaranty, and (iii) the maximum amount for which this Guaranty may be enforced against such Guarantor as of such date of determination.

    "Valuable Transfer" shall mean, in respect of any Guarantor, (i) all loans or advances made to such Guarantor with proceeds of the credit extended by the Banks under the Credit Agreement which have not been repaid by such Guarantor, (ii) all capital contributions made to such Guarantor with proceeds of the credit extended by the Banks, (iii) all debt securities or other obligations of such Guarantor acquired from such Guarantor or retired by such Guarantor with proceeds of such credit extended by the Banks, (iv) the fair market value of all property acquired with proceeds of such credit extended by the Banks and transferred, absolutely and not as collateral, to such Guarantor, (v) all equity securities of such Guarantor acquired from such Guarantor with proceeds of such credit extended by the Banks, and (vi) the value of any quantifiable economic benefits not other-wise included in clauses (i) through (v) above, but includable in accordance with applicable federal and state laws governing determinations of fraudulent conveyances or the insolvency of debtors, accruing to such Guarantor as a result of such credit extended by the Banks.

        (b) Notwithstanding any other provision in this Guaranty to the contrary, the maximum liability of each Guarantor hereunder shall in no event exceed such Guarantor's Maximum Guaranteed Amount. Each Guarantor agrees, however, that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or the aggregate Maximum Guaranteed Amounts of all of the Guarantors without impairing this Guaranty or affecting the rights and remedies of the Agent and the Banks. No payment or payments made by the Company or any receipt or collection by the Agent or any Bank or any setoff or appropriation or application at any time or from time to time in reduction or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, and each Guarantor shall remain liable for the Guaranteed Obligations up to its Maximum Guaranteed Amount until the first to occur of the full and final payment to the Agent by such Guarantor of its Maximum Guaranteed Amount or the full and final payment of the Guaranteed Obligations.

    12. Amendments, Etc. This Guaranty may be amended from time to time and any provision hereof may be waived by the parties hereto. No such amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and each of the Guarantors, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    13. Notices. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to all or any of the Guarantors at Suite 600 North, 222 S. 15th Street, Omaha, Nebraska, Attention: William J. Gerber, Facsimile No. (402) 345-9190, and to the Agent at 611 Woodward Avenue, Detroit, Michigan 48226, Attention: National Banking Division, Facsimile No. (313) 225-2649, or to such other address as may be designated by the Guarantors or the Agent by notice to the other. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the fifth day after mailing.

    14. Solvency Representation and Warranty. Each Guarantor represents and warrants that such Guarantor, and each such Guarantor and its subsidiaries, if any, taken as a whole, is Solvent and will, after each borrowing by the Company under the Credit Agreement, and after each borrowing by such Guarantor of any proceeds of any such borrowing, be Solvent. As used herein, "Solvent" and "Solvency" mean with respect to any Person (as defined in the Credit Agreement) on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

    15. Conduct No Waiver; Remedies Cumulative. The obligations of each Guarantor under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each Event of Default hereunder. No course of dealing on the part of any Bank or the Agent, nor any delay or failure on the part of any Bank or the Agent in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Banks' and the Agent's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Banks and the Agent under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or by applicable law to the Banks and the Agent may be exercised from time to time and as often as may be deemed expedient by the Banks or the Agent, as the case may be.

    16. Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of each Guarantor made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by the Banks or the Agent or on the Banks' or the Agent's behalf.

    17. Successors and Assigns. The rights and remedies of the Banks and the Agent hereunder shall inure to the benefit of, and the duties and obligations of each Guarantor hereunder, shall be binding upon the parties hereto and their respective successors and assigns.

    18. Governing Law; Submission to Jurisdiction; Waivers. This Guaranty is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each Guarantor further agrees that any legal action or proceeding with respect to this Guaranty or any Operative Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each Guarantor hereby submits to and accepts generally and unconditionally the non-exclusive jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such Guarantor or by the mailing thereof by registered or certified mail, postage prepaid to such Guarantor, at the address set forth in Section 13. Nothing in this Section shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against any Guarantor or property in the courts of any other jurisdiction. Each Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

    19. Headings; Definitions. The headings of the various sub-divisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

    20. Integration and Severability. This Guaranty embodies the entire agreement and understanding between each Guarantor and the Banks and the Agent, and supersedes all prior agreements and understandings, relating to the subject matter hereof. In any case one or more of the obligations of any Guarantor under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantors shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Guarantors under this Guaranty in any other jurisdiction. If at any time any portion of the Guaranteed Obligations shall be determined by a court of competent jurisdiction to be invalid, unenforceable, or avoidable, the remaining portion of the Guaranteed Obligations shall not in any way be affected, impaired or prejudiced thereby and all of the Guarantors obligations hereunder with respect to such remaining portion shall continue, to the fullest extent permitted by law.

    21. Counterpart Execution. This Guaranty may be signed upon any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Guaranty shall become effective as to each Guarantor when a counterpart hereof shall have been signed by such Guarantor.

    22. WAIVER OF JURY TRIAL. EACH OF THE BANKS AND THE AGENT, IN ACCEPTING THIS GUARANTY, AND EACH OF THE GUARANTORS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER THE BANKS AND THE AGENT NOR ANY GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY BANK, THE AGENT OR ANY GUARANTOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

    IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first set forth above.


                         ACCEPTANCE INSURANCE HOLDINGS INC.


                         By:________________________________

                            Its:____________________________


                         THE REDLAND GROUP, INC.


                         By:________________________________

                            Its:____________________________

                           EXHIBIT F-1


                        PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT, dated as of July __, 1995 (this "Pledge Agreement"), is made by ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation (the "Pledgor"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the banks (collectively the "Banks" and individually a "Bank") from time to time party to the Credit Agreement (as defined below).

                          INTRODUCTION

    A. The Pledgor, the Banks, the Agent and the Co-Agents party thereto have entered into the Credit Agreement, dated as of July __, 1995 (as amended, supplemented, extended, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Banks may, subject to the terms and conditions of the Credit Agreement, make Line of Credit Loans and Revolving Credit Loans to the Company, as evidenced by the Line of Credit Notes and Revolving Credit Notes, respectively, issued by the Pledgor to the Banks.

    B. As a condition, among others, to the effectiveness of the obligations of the Banks under the Credit Agreement, the Pledgor is required to pledge to the Agent, for the benefit of the Agent and the Banks, and grant to the Agent for the benefit of the Agent and the Banks a first-priority security interest in, all of the capital stock now or hereafter issued and outstanding of Acceptance Insurance Holdings Inc., a Nebraska corporation, and The Redland Group, Inc., an Iowa corporation (collectively the "Pledged Subsidiaries" and individually a "Pledged Subsidiary").

    NOW THEREFORE, for value received, the Pledgor hereby grants a first-priority security interest in and to one hundred percent (100%) of the capital stock from time to time issued and outstanding of each Pledged Subsidiary, whether such capital stock now or hereafter is owned by the Pledgor, and herewith delivers to the Agent stock certificates representing one hundred percent (100%) of the issued and outstanding capital stock of each Pledged Subsidiary now owned by the Pledgor (said shares of stock, together with any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and any other shares and securities from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such shares, being called the "Pledged Stock"), to secure (a) the payment of the principal sum of Ninety Million Dollars ($90,000,000), together with interest thereon, in accordance with the terms of the Line of Credit Notes, the Revolving Credit Notes and the Credit Agreement, (b) all other indebtedness, obligations and liabilities of the Pledgor to the Agent and the Banks under the Credit Agreement and any note or notes issued in replacement of or substitution for the Line of Credit Notes and/or the Revolving Credit Notes, and (c) the performance of the covenants herein and in the Credit Agreement and reimbursement of any monies expended by the Agent or any Bank in connection therewith (all of the aforesaid indebtedness, obligations and liabilities of the Pledgor being herein called the "Secured Obligations", and all of the documents, agreements and instruments between or among the Pledgor and the Agent, the Banks or any of them evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations, including without limitation the Credit Agreement, being herein collectively called the "Operative Documents").

    The Pledgor further represents and warrants to, and agrees with, the Agent, for the benefit of the Agent and the Banks, as follows:

    1. Representations and Warranties. The Pledgor represents and warrants that the Pledged Stock is represented by the stock certificate or certificates described on Schedule 1 attached hereto and that such stock certificate or certificates, accompanied by an instrument of assignment or transfer duly executed in blank by the Pledgor as the owner named in such stock certificate or certificates, have been delivered to the Agent by the Pledgor. The Pledgor further represents and warrants that the Pledged Stock is duly authorized and validly issued, fully paid and nonassessable and constitutes all of the issued and outstanding shares of the capital stock of the Pledged Subsidiaries, and none of the Pledged Subsidiaries has any obligation to authorize capital stock or issue capital stock to any person or entity, that the Pledgor is the legal and beneficial owner of the Pledged Stock, free and clear of all liens (including without limitation pledges, assignments, title retaining contracts or other types of security interests) other than the lien of the Agent hereunder, with full right and power to deliver, pledge and assign the Pledged Stock to the Agent hereunder, and that the pledge of the Pledged Stock pursuant to this Pledge Agreement creates in favor of the Agent a valid and perfected first-priority security interest in the Pledged Stock enforceable against the Pledgor and all third parties and securing the payment of the Secured Obligations, except that the consents of the insurance directors of the States of Arizona, Iowa and Nebraska are necessary prior to the enforcement of the remedies provided in this Agreement.

    2. Title; Stock Rights, Dividends, Etc. The Pledgor will warrant and defend the Agent's title to the Pledged Stock, and the rights herein created, against all claims of all persons, and will maintain and preserve the Agent's security interest in the Pledged Stock. It is understood and agreed that the collateral hereunder includes any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and other property to which the Pledgor may become entitled by reason of the ownership of the Pledged Stock during the existence of this Pledge Agreement, and any such property received by the Pledgor shall be held in trust and forthwith delivered to the Agent to be held hereunder in accordance with the terms of this Pledge Agreement.

    3. Registration Rights. If any Pledged Subsidiary at any time or from time to time proposes to register any of its securities under the Securities Act of 1933, the Pledgor will at each such time give notice to the Agent of such Pledged Subsidiary's intentions so to do. Upon the request of the Agent given within 30 days after receipt of such notice, the Pledgor will cause all Pledged Stock to be included in the registration statement proposed to be filed, all to the extent requisite to permit the public sale or other public disposition of such Pledged Stock so registered by the holders thereof. The costs and expenses of all such registrations and qualifications under said Act shall be paid by the Pledgor or such Pledged Subsidiary, except that underwriting discounts and commissions in respect of any Pledged Stock sold pursuant to any such registration statement shall be borne by the sellers thereof. As expeditiously as possible after the effective date of any such registration statement, the Pledgor will deliver in exchange for any certificates representing shares of Pledged Stock so registered pursuant to such registration, which bear any restrictive legend, new Pledged Stock certificates not bearing such legend or any similar legend. In the event of any such registration, the Pledgor hereby agrees to indemnify and hold harmless the Agent and each Bank against any losses, claims, damages or liabilities to which any of them may become subject to the extent that such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, and any preliminary prospectus or filed prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent and each Bank for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability. The indemnifications contained in this Section shall include each person, if any, who controls the Agent or any of the Banks.

    4.  Events of Default; Remedies.

        (a) Upon the occurrence of any Event of Default, the Agent shall have all of the rights and remedies provided to it or any Bank by law and/or by this Pledge Agreement or any other Operative Document, including but not limited to all of the rights and remedies of a secured party under the Michigan Uniform Commercial Code, and the Pledgor hereby authorizes the Agent to sell all or any part of the Pledged Stock at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Agent) and then to the payment of the other Secured Obligations. Any requirement of reasonable notice shall be met if the Agent sends such notice to the Pledgor by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to the required notice. The Agent or any Bank may be the purchaser at any such sale. The Pledgor expressly authorizes such sale or sales of the Pledged Stock in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to the Agent or any Bank. The Agent shall be under no obligation to preserve rights against prior parties.

        (b) The Pledgor hereby waives as to the Agent and the Banks any right of subrogation or marshalling of such stock and other collateral for indebtedness or other obligations owed to the Agent or any Bank. To this end, the Pledgor hereby expressly agrees that any such collateral or other security of the Pledgor or any other party which the Agent or any Bank may hold, or which may come to any of them or their possession, may be dealt with in all respects and particulars as though this Pledge Agreement were not in existence. The Pledgor agrees and acknowledges that because of applicable securities laws, the Agent may not be able to effect a public sale of the Pledged Stock and sales at a private sale may be on terms less favorable than if such securities were sold at a public sale and may be at a price less favorable than a public sale. The Pledgor agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

    5. Additional Remedies; Irrevocable Proxy. (a) Upon the occurrence of any Event of Default, the Agent also shall have the right to vote the Pledged Stock on all questions after giving notice to the Pledgor of the Agent's election to exercise such right. In the absence of any such Event of Default, the Pledgor shall have the right to vote the Pledged Stock on all questions, provided that voting by the Pledgor of the Pledged Stock shall be in conformity with performance of the obligations of the Pledgor under the Operative Documents.

        (b) Whenever an Event of Default has occurred, the Agent may transfer into its name, or into the name of its nominee or nominees, any or all of the Pledged Stock and, as provided above, may vote any or all of the Pledged Stock (whether or not so transferred) and may otherwise act with respect thereto as though it were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so.

        (c) In furtherance of the foregoing, it is acknowledged that the Agent may vote the Pledged Stock to remove the directors and officers of any Pledged Subsidiary or any of them, and to elect new directors and officers of any Pledged Subsidiary, who thereafter shall manage the affairs of such Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect to the business, properties and affairs of such Pledged Subsidiary which such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of such Pledged Subsidiary, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of such Pledged Subsidiary, and the employment of attorneys, agents or other employees deemed by such new directors to be necessary for the proper operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary, and all revenues from the operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary after the payment of expenses thereof shall be applied to the payment of the Secured Obligations.

        (d) The Pledgor agrees that the proxy granted in this
Section 5 is coupled with an interest and is and shall be both valid and irrevocable so long as the Pledged Stock is subject to this Pledge Agreement. The Pledgor further acknowledges that the terms of said proxy may exceed three years from the date hereof.

    6. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent or any Bank under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent or any Bank under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent or such Bank. To the extent that it lawfully may, the Pledgor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right under any applicable law to redeem any portion of such security so sold.

    7. Expenses. The Pledgor agrees to pay and reimburse the Agent and each Bank for, and indemnify and hold the Agent and each Bank harmless against, all costs, expenses, taxes and fees (including reasonable attorneys' fees and disbursements) and any liability incurred in connection with the administration and enforcement of this Pledge Agreement, including without limitation the assignment, transfer and delivery of the Pledged Stock to the Pledgor pursuant to Section 13. Such undertaking of the Pledgor shall survive the termination of this Pledge Agreement.

    8. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Agent and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

    9. Headings; Definitions. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.
Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

    10. Notices. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Pledgor at Suite 600 North, 222 S. 15th Street, Omaha, Nebraska, Attention: William J. Gerber, Facsimile No. (402) 345-9190, and to the Agent at 611 Woodward Avenue, Detroit, Michigan, Attention: National Banking Division,
Facsimile No. (313) 225-2649, or to such other address as may be designated by the Pledgor or the Agent by notice to the other. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by the Agent to the Pledgor by certified or registered mail, postage prepaid, to such address, on the fifth day after mailing.

    11. Amendments. None of the terms and provisions of this Pledge Agreement may be modified or amended in any way except by an instrument in writing executed by the Pledgor and the Agent.

    12. Severability. If any one or more provisions of this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected, impaired or prejudiced thereby. If at any time any portion of the Secured Obligations shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the Secured Obligations shall not in any way be affected, impaired or prejudiced thereby and all Pledged Stock pledged hereunder shall continue to secure, to the fullest extent permitted by law, such remaining portion of the Secured Obligations.

    13. Successors and Assigns; Termination. This Pledge Agreement shall create a continuing security interest in the Pledged Stock and shall (a) remain in full force and effect until full and final payment and performance of the Secured Obligations and the termination or expiration of all lending facilities provided by the Banks or any of them to the Pledgor and of all letters of credit, bankers' acceptances and guarantees, the obligations of the Pledgor in respect of which constitute part of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Banks and their successors, transferees and assigns. Upon the full and final payment and performance of the Secured Obligations and the termination or expiration of all such lending facilities, letters of credit, bankers' acceptances and guarantees, the security interest granted hereby shall terminate and all rights to the Pledged Stock shall revert to the Pledgor. Upon any such termination, the Agent shall assign, transfer and deliver without recourse and without warranty the Pledged Stock to the Pledgor (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Pledge Agreement; provided, however, that this Pledge Agreement shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations or other indebtedness of the Pledgor is reduced, rescinded or must otherwise be restored or returned by the Agent or any of the Banks upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Pledgor or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Pledgor or its property or otherwise.

    14. Governing Law; Submission to Jurisdiction; Waivers. This Pledge Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be per formed entirely within such State and without giving effect to choice of law principles of such State. The Pledgor further agrees that any legal action or proceeding with respect to this Pledge Agreement or any Operative Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Pledgor hereby submits to and accepts generally and unconditionally the non-exclusive jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Pledgor or by the mailing thereof by registered or certified mail, postage prepaid to the Pledgor at its address set forth in
Section 10. Nothing in this Section shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against the Pledgor or property in the courts of any other jurisdiction. The Pledgor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

    15. WAIVER OF JURY TRIAL. THE AGENT AND THE BANKS, IN ACCEPTING THIS PLEDGE AGREEMENT, AND THE PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS PLEDGE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NONE OF THE AGENT, THE BANKS AND THE PLEDGOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE AGENT, ANY BANK OR THE PLEDGOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

    IN WITNESS WHEREOF, the Pledgor has caused this Pledge
Agreement to be duly executed as of the day and year first above written.



                             ACCEPTANCE INSURANCE COMPANIES INC.


                             By:__________________________________


                                 Its:_____________________________

                           EXHIBIT F-2
                        PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT, dated as of July __, 1995 (this "Pledge Agreement"), is made by ACCEPTANCE INSURANCE HOLDINGS INC., a Nebraska corporation (the "Pledgor"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the banks (collectively the "Banks" and individually a "Bank") from time to time party to the Credit Agreement (as defined below).

                          INTRODUCTION

    A. Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), the Banks, the Agent and the Co-Agents party thereto have entered into the Credit Agreement, dated as of July __, 1995 (as amended, supplemented, extended, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Banks may, subject to the terms and conditions of the Credit Agreement, make Line of Credit Loans and Revolving Credit Loans to the Company, as evidenced by the Line of Credit Notes and Revolving Credit Notes, respectively, issued by the Company to the Banks.

    B. The Pledgor and The Redland Group, Inc. have made in favor of the Agent and the Banks that certain Guaranty Agreement, dated as of July __, 1995 (as amended, supplemented, extended, restated or otherwise modified from time to time, the "Guaranty"), pursuant to which the Pledgor guarantees to the Agent and the Banks the prompt and complete payment when due of all indebtedness, obligations and liabilities of the Company to the Agent and the Banks under the Credit Agreement and such Line of Credit Notes and Revolving Credit Notes.

    C. As a condition, among others, to the effectiveness of the obligations of the Banks under the Credit Agreement, the Pledgor is required to pledge to the Agent, for the benefit of the Agent and the Banks, and grant to the Agent for the benefit of the Agent and the Banks a first-priority security interest in, all of the capital stock now or hereafter issued and outstanding of Acceptance Insurance Company, a Nebraska corporation, and Seaboard Underwriters, Inc., a North Carolina corporation (collectively, the "Pledged Subsidiaries" and individually a "Pledged Subsidiary").

    NOW THEREFORE, for value received, the Pledgor hereby grants a first-priority security interest in and to one hundred percent (100%) of the capital stock from time to time issued and outstanding of each Pledged Subsidiary, whether such capital stock now or hereafter is owned by the Pledgor, and herewith delivers to the Agent stock certificates representing one hundred percent (100%) of the issued and outstanding capital stock of each Pledged Subsidiary now owned by the Pledgor (said shares of stock, together with any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and any other shares and securities from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such shares, being called the "Pledged Stock"), to secure (a) the payment of the principal sum of Ninety Million Dollars ($90,000,000), together with interest thereon, in accordance with the terms of the Line of Credit Notes, the Revolving Credit Notes and the Credit Agreement, (b) all other indebtedness, obligations and liabilities of the Company to the Agent and the Banks under the Credit Agreement and any note or notes issued in replacement of or substitution for the Line of Credit Notes and/or the Revolving Credit Notes, (c) all indebtedness, obligations and liabilities of the Pledgor to the Bank under the Guaranty, and (d) the performance of the covenants herein and in the Guaranty and reimbursement of any monies expended by the Agent or any Bank in connection therewith (all of the aforesaid indebtedness, obligations and liabilities of the Company and the Pledgor being herein called the "Secured Obligations", and all of the documents, agreements and instruments between or among the Company or the Pledgor and the Agent, the Banks or any of them evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations, including without limitation the Credit Agreement and the Guaranty, being herein collectively called the "Operative Documents").

    The Pledgor further represents and warrants to, and agrees with, the Agent, for the benefit of the Agent and the Banks, as follows:

    1. Representations and Warranties. The Pledgor represents and warrants that the Pledged Stock is represented by the stock certificate or certificates described on Schedule 1 attached hereto and that such stock certificate or certificates, accompanied by an instrument of assignment or transfer duly executed in blank by the Pledgor as the owner named in such stock certificate or certificates, have been delivered to the Agent by the Pledgor. The Pledgor further represents and warrants that the Pledged Stock is duly authorized and validly issued, fully paid and nonassessable and constitutes all of the issued and outstanding shares of the capital stock of the Pledged Subsidiaries, and none of the Pledged Subsidiaries has any obligation to authorize capital stock or issue capital stock to any person or entity, that the Pledgor is the legal and beneficial owner of the Pledged Stock, free and clear of all liens (including without limitation pledges, assignments, title retaining contracts or other types of security interests) other than the lien of the Agent hereunder, with full right and power to deliver, pledge and assign the Pledged Stock to the Agent hereunder, and that the pledge of the Pledged Stock pursuant to this Pledge Agreement creates in favor of the Agent a valid and perfected first-priority security interest in the Pledged Stock enforceable against the Pledgor and all third parties and securing the payment of the Secured Obligations, except that the consents of the insurance directors of the States of Arizona and Nebraska are necessary prior to the enforcement of the remedies provided in this Agreement.

    2. Title; Stock Rights, Dividends, Etc. The Pledgor will warrant and defend the Agent's title to the Pledged Stock, and the rights herein created, against all claims of all persons, and will maintain and preserve the Agent's security interest in the Pledged Stock. It is understood and agreed that the collateral hereunder includes any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and other property to which the Pledgor may become entitled by reason of the ownership of the Pledged Stock during the existence of this Pledge Agreement, and any such property received by the Pledgor shall be held in trust and forthwith delivered to the Agent to be held hereunder in accordance with the terms of this Pledge Agreement.

    3. Registration Rights. If any Pledged Subsidiary at any time or from time to time proposes to register any of its securities under the Securities Act of 1933, the Pledgor will at each such time give notice to the Agent of such Pledged Subsidiary's intentions so to do. Upon the request of the Agent given within 30 days after receipt of such notice, the Pledgor will cause all Pledged Stock to be included in the registration statement proposed to be filed, all to the extent requisite to permit the public sale or other public disposition of such Pledged Stock so registered by the holders thereof. The costs and expenses of all such registrations and qualifications under said Act shall be paid by the Pledgor or such Pledged Subsidiary, except that underwriting discounts and commissions in respect of any Pledged Stock sold pursuant to any such registration statement shall be borne by the sellers thereof. As expeditiously as possible after the effective date of any such registration statement, the Pledgor will deliver in exchange for any certificates representing shares of Pledged Stock so registered pursuant to such registration, which bear any restrictive legend, new Pledged Stock certificates not bearing such legend or any similar legend. In the event of any such registration, the Pledgor hereby agrees to indemnify and hold harmless the Agent and each Bank against any losses, claims, damages or liabilities to which any of them may become subject to the extent that such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, and any preliminary prospectus or filed prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent and each Bank for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability. The indemnifications contained in this Section shall include each person, if any, who controls the Agent or any of the Banks.

    4.  Events of Default; Remedies.

        (a) Upon the occurrence of any Event of Default, the Agent shall have all of the rights and remedies provided to it or any Bank by law and/or by this Pledge Agreement or any other Operative Document, including but not limited to all of the rights and remedies of a secured party under the Michigan Uniform Commercial Code, and the Pledgor hereby authorizes the Agent to sell all or any part of the Pledged Stock at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Agent) and then to the payment of the other Secured Obligations. Any requirement of reasonable notice shall be met if the Agent sends such notice to the Pledgor by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to the required notice. The Agent or any Bank may be the purchaser at any such sale. The Pledgor expressly authorizes such sale or sales of the Pledged Stock in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to the Agent or any Bank. The Agent shall be under no obligation to preserve rights against prior parties.

        (b) The Pledgor hereby waives as to the Agent and the Banks any right of subrogation or marshalling of such stock and other collateral for indebtedness or other obligations owed to the Agent or any Bank. To this end, the Pledgor hereby expressly agrees that any such collateral or other security of the Pledgor or any other party which the Agent or any Bank may hold, or which may come to any of them or their possession, may be dealt with in all respects and particulars as though this Pledge Agreement were not in existence. The Pledgor agrees and acknowledges that because of applicable securities laws, the Agent may not be able to effect a public sale of the Pledged Stock and sales at a private sale may be on terms less favorable than if such securities were sold at a public sale and may be at a price less favorable than a public sale. The Pledgor agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.


    5. Additional Remedies; Irrevocable Proxy. (a) Upon the occurrence of any Event of Default, the Agent also shall have the right to vote the Pledged Stock on all questions after giving notice to the Pledgor of the Agent's election to exercise such right. In the absence of any such Event of Default, the Pledgor shall have the right to vote the Pledged Stock on all questions, provided that voting by the Pledgor of the Pledged Stock shall be in conformity with performance of the obligations of the Pledgor under the Operative Documents.

        (b) Whenever an Event of Default has occurred, the Agent may transfer into its name, or into the name of its nominee or nominees, any or all of the Pledged Stock and, as provided above, may vote any or all of the Pledged Stock (whether or not so transferred) and may otherwise act with respect thereto as though it were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so.

        (c) In furtherance of the foregoing, it is acknowledged that the Agent may vote the Pledged Stock to remove the directors and officers of any Pledged Subsidiary or any of them, and to elect new directors and officers of any Pledged Subsidiary, who thereafter shall manage the affairs of such Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect to the business, properties and affairs of such Pledged Subsidiary which such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of such Pledged Subsidiary, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of such Pledged Subsidiary, and the employment of attorneys, agents or other employees deemed by such new directors to be necessary for the proper operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary, and all revenues from the operation, conduct, winding up or liquidation of the business, properties and affairs of such Pledged Subsidiary after the payment of expenses thereof shall be applied to the payment of the Secured Obligations.

        (d) The Pledgor agrees that the proxy granted in this
Section 5 is coupled with an interest and is and shall be both valid and irrevocable so long as the Pledged Stock is subject to this Pledge Agreement. The Pledgor further acknowledges that the terms of said proxy may exceed three years from the date hereof.

    6. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent or any Bank under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent or any Bank under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent or such Bank. To the extent that it lawfully may, the Pledgor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right under any applicable law to redeem any portion of such security so sold.

    7. Expenses. The Pledgor agrees to pay and reimburse the Agent and each Bank for, and indemnify and hold the Agent and each Bank harmless against, all costs, expenses, taxes and fees (including reasonable attorneys' fees and disbursements) and any liability incurred in connection with the administration and enforcement of this Pledge Agreement, including without limitation the assignment, transfer and delivery of the Pledged Stock to the Pledgor pursuant to Section 13. Such undertaking of the Pledgor shall survive the termination of this Pledge Agreement.

    8. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Agent and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

    9. Headings; Definitions. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.
Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Guaranty.

    10. Notices. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Pledgor at Suite 600 North, 222 S. 15th Street, Omaha, Nebraska, Attention: William J. Gerber, Facsimile No. (402) 345-9190, and to the Agent at 611 Woodward Avenue, Detroit, Michigan, Attention: National Banking Division,
Facsimile No. (313) 225-2649, or to such other address as may be designated by the Pledgor or the Agent by notice to the other. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by the Agent to the Pledgor by certified or registered mail, postage prepaid, to such address, on the fifth day after mailing.

    11. Amendments. None of the terms and provisions of this Pledge Agreement may be modified or amended in any way except by an instrument in writing executed by the Pledgor and the Agent.

    12. Severability. If any one or more provisions of this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected,
impaired or prejudiced thereby.  If at any time any   portion of
the Secured Obligations shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the Secured Obligations shall not in any way be affected, impaired or prejudiced thereby and all Pledged Stock pledged hereunder shall continue to secure, to the fullest extent permitted by law, such remaining portion of the Secured Obligations.

    13. Successors and Assigns; Termination. This Pledge Agreement shall create a continuing security interest in the Pledged Stock and shall (a) remain in full force and effect until full and final payment and performance of the Secured Obligations and the termination or expiration of all lending facilities provided by the Banks or any of them to the Company and the Pledgor and of all letters of credit, bankers' acceptances and guarantees, the obligations of the Company or the Pledgor in respect of which constitute part of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Banks and their successors, transferees and assigns. Upon the full and final payment and performance of the Secured Obligations and the termination or expiration of all such lending facilities, letters of credit, bankers' acceptances and guarantees, the security interest granted hereby shall terminate and all rights to the Pledged Stock shall revert to the Pledgor. Upon any such termination, the Agent shall assign, transfer and deliver without recourse and without warranty the Pledged Stock to the Pledgor (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Pledge Agreement; provided, however, that this Pledge Agreement shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations or other indebtedness of the Pledgor is reduced, rescinded or must otherwise be restored or returned by the Agent or any of the Banks upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Pledgor or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Pledgor or its property or otherwise.

    14. Governing Law; Submission to Jurisdiction; Waivers. This Pledge Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be per formed entirely within such State and without giving effect to choice of law principles of such State. The Pledgor further agrees that any legal action or proceeding with respect to this Pledge Agreement or any Operative Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Pledgor hereby submits to and accepts generally and unconditionally the non-exclusive jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Pledgor or by the mailing thereof by registered or certified mail, postage prepaid to the Pledgor at its address set forth in
Section 10. Nothing in this Section shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against the Pledgor or property in the courts of any other jurisdiction. The Pledgor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

    15. WAIVER OF JURY TRIAL. THE AGENT AND THE BANKS, IN ACCEPTING THIS PLEDGE AGREEMENT, AND THE PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS PLEDGE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NONE OF THE AGENT, THE BANKS AND THE PLEDGOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE AGENT, ANY BANK OR THE PLEDGOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

    IN WITNESS WHEREOF, the Pledgor has caused this Pledge
Agreement to be duly executed as of the day and year first above written.



                             ACCEPTANCE INSURANCE HOLDINGS INC.


                             By:_________________________________


                                 Its:_____________________________

                           EXHIBIT F-3
                        PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT, dated as of July __, 1995 (this "Pledge Agreement"), is made by THE REDLAND GROUP, INC., an Iowa corporation (the "Pledgor"), in favor of NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the banks (collectively the "Banks" and individually a "Bank") from time to time party to the Credit Agreement (as defined below).

                          INTRODUCTION

    A. Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), the Banks, the Agent and the Co-Agents party thereto have entered into the Credit Agreement, dated as of July __, 1995 (as amended, supplemented, extended, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Banks may, subject to the terms and conditions of the Credit Agreement, make Line of Credit Loans and Revolving Credit Loans to the Company, as evidenced by the Line of Credit Notes and Revolving Credit Notes, respectively, issued by the Company to the Banks.

    B. The Pledgor and Acceptance Insurance Holdings Inc. have made in favor of the Agent and the Banks that certain Guaranty Agreement, dated as of July __, 1995 (as amended, supplemented, extended, restated or otherwise modified from time to time, the "Guaranty"), pursuant to which the Pledgor guarantees to the Agent and the Banks the prompt and complete payment when due of all indebtedness, obligations and liabilities of the Company to the Agent and the Banks under the Credit Agreement and such Line of Credit Notes and Revolving Credit Notes.

    C. As a condition, among others, to the effectiveness of the obligations of the Banks under the Credit Agreement, the Pledgor is required to pledge to the Agent, for the benefit of the Agent and the Banks, and grant to the Agent for the benefit of the Agent and the Banks a first-priority security interest in, all of the capital stock now or hereafter issued and outstanding of Redland Insurance Company, an Iowa corporation (the "Pledged Subsidiary").

    NOW THEREFORE, for value received, the Pledgor hereby grants a first-priority security interest in and to one hundred percent (100%) of the capital stock from time to time issued and outstanding of the Pledged Subsidiary, whether such capital stock now or hereafter is owned by the Pledgor, and herewith delivers to the Agent stock certificates representing one hundred percent (100%) of the issued and outstanding capital stock of the Pledged Subsidiary, other than .01% representing directors' qualifying shares (said shares of stock, together with any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and any other shares and securities from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such shares, being called the "Pledged Stock"), to secure (a) the payment of the principal sum of Ninety Million Dollars ($90,000,000), together with interest thereon, in accordance with the terms of Line of Credit Notes, the Revolving Credit Notes and the Credit Agreement, (b) all other indebtedness, obligations and liabilities of the Company to the Agent and the Banks under the Credit Agreement and any note or notes issued in replacement of or substitution for the Line of Credit Notes and/or the Revolving Credit Notes, (c) all indebtedness, obligations and liabilities of the Pledgor to the Bank under the Guaranty, and (d) the performance of the covenants herein and in the Guaranty and reimbursement of any monies expended by the Agent or any Bank in connection therewith (all of the aforesaid indebtedness, obligations and liabilities of the Company and the Pledgor being herein called the "Secured Obligations", and all of the documents, agreements and instruments between or among the Company or the Pledgor and the Agent, the Banks or any of them evidencing or securing the repayment of, or otherwise pertaining to, the Secured Obligations, including without limitation the Credit Agreement and the Guaranty, being herein collectively called the "Operative Documents").

    The Pledgor further represents and warrants to, and agrees with, the Agent, for the benefit of the Agent and the Banks, as follows:

    1. Representations and Warranties. The Pledgor represents and warrants that the Pledged Stock is represented by the stock certificate or certificates described on Schedule 1 attached hereto and that such stock certificate or certificates, accompanied by an instrument of assignment or transfer duly executed in blank by the Pledgor as the owner named in such stock certificate or certificates, have been delivered to the Agent by the Pledgor. The Pledgor further represents and warrants that the Pledged Stock is duly authorized and validly issued, fully paid and nonassessable and constitutes all of the issued and outstanding shares of the capital stock of the Pledged Subsidiaries, and the Pledged Subsidiary has no obligation to authorize capital stock or issue capital stock to any person or entity, that the Pledgor is the legal and beneficial owner of the Pledged Stock, free and clear of all liens (including without limitation pledges, assignments, title retaining contracts or other types of security interests) other than the lien of the Agent hereunder, with full right and power to deliver, pledge and assign the Pledged Stock to the Agent hereunder, and that the pledge of the Pledged Stock pursuant to this Pledge Agreement creates in favor of the Agent a valid and perfected first-priority security interest in the Pledged Stock enforceable against the Pledgor and all third parties and securing the payment of the Secured Obligations, except that the consents of the insurance directors of the States of Iowa and Nebraska are necessary prior to the enforcement of the remedies provided in this Agreement.

    2. Title; Stock Rights, Dividends, Etc. The Pledgor will warrant and defend the Agent's title to the Pledged Stock, and the rights herein created, against all claims of all persons, and will maintain and preserve the Agent's security interest in the Pledged Stock. It is understood and agreed that the collateral hereunder includes any stock rights, stock dividends, liquidating dividends, new securities, payments, distributions and proceeds (including cash dividends and sale proceeds) and other property to which the Pledgor may become entitled by reason of the ownership of the Pledged Stock during the existence of this Pledge Agreement, and any such property received by the Pledgor shall be held in trust and forthwith delivered to the Agent to be held hereunder in accordance with the terms of this Pledge Agreement.

    3. Registration Rights. If the Pledged Subsidiary at any time or from time to time proposes to register any of its securities under the Securities Act of 1933, the Pledgor will at each such time give notice to the Agent of the Pledged Subsidiary's intentions so to do. Upon the request of the Agent given within 30 days after receipt of such notice, the Pledgor will cause all Pledged Stock to be included in the registration statement proposed to be filed, all to the extent requisite to permit the public sale or other public disposition of such Pledged Stock so registered by the holders thereof. The costs and expenses of all such registrations and qualifications under said Act shall be paid by the Pledgor or the Pledged Subsidiary, except that underwriting discounts and commissions in respect of any Pledged Stock sold pursuant to any such registration statement shall be borne by the sellers thereof. As expeditiously as possible after the effective date of any such registration statement, the Pledgor will deliver in exchange for any certificates representing shares of Pledged Stock so registered pursuant to such registration, which bear any restrictive legend, new Pledged Stock certificates not bearing such legend or any similar legend. In the event of any such registration, the Pledgor hereby agrees to indemnify and hold harmless the Agent and each Bank against any losses, claims, damages or liabilities to which any of them may become subject to the extent that such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, and any preliminary prospectus or filed prospectus, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent and each Bank for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability. The indemnifications contained in this Section shall include each person, if any, who controls the Agent or any of the Banks.

    4.  Events of Default; Remedies.

        (a) Upon the occurrence of any Event of Default, the Agent shall have all of the rights and remedies provided to it or any Bank by law and/or by this Pledge Agreement or any other Operative Document, including but not limited to all of the rights and remedies of a secured party under the Michigan Uniform Commercial Code, and the Pledgor hereby authorizes the Agent to sell all or any part of the Pledged Stock at public or private sale and to apply the proceeds of such sale to the costs and expenses thereof (including the reasonable attorneys' fees and disbursements incurred by the Agent) and then to the payment of the other Secured Obligations. Any requirement of reasonable notice shall be met if the Agent sends such notice to the Pledgor by registered or certified mail, at least 5 days prior to the date of sale, disposition or other event giving rise to the required notice. The Agent or any Bank may be the purchaser at any such sale. The Pledgor expressly authorizes such sale or sales of the Pledged Stock in advance of and to the exclusion of any sale or sales of or other realization upon any other collateral securing indebtedness or other obligations owed to the Agent or any Bank. The Agent shall be under no obligation to preserve rights against prior parties.

        (b) The Pledgor hereby waives as to the Agent and the Banks any right of subrogation or marshalling of such stock and other collateral for indebtedness or other obligations owed to the Agent or any Bank. To this end, the Pledgor hereby expressly agrees that any such collateral or other security of the Pledgor or any other party which the Agent or any Bank may hold, or which may come to any of them or their possession, may be dealt with in all respects and particulars as though this Pledge Agreement were not in existence. The Pledgor agrees and acknowledges that because of applicable securities laws, the Agent may not be able to effect a public sale of the Pledged Stock and sales at a private sale may be on terms less favorable than if such securities were sold at a public sale and may be at a price less favorable than a public sale. The Pledgor agrees that all such private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

    5. Additional Remedies; Irrevocable Proxy. (a) Upon the occurrence of any Event of Default, the Agent also shall have the right to vote the Pledged Stock on all questions after giving notice to the Pledgor of the Agent's election to exercise such right. In the absence of any such Event of Default, the Pledgor shall have the right to vote the Pledged Stock on all questions, provided that voting by the Pledgor of the Pledged Stock shall be in conformity with performance of the obligations of the Pledgor under the Operative Documents.

        (b) Whenever an Event of Default has occurred, the Agent may transfer into its name, or into the name of its nominee or nominees, any or all of the Pledged Stock and, as provided above, may vote any or all of the Pledged Stock (whether or not so transferred) and may otherwise act with respect thereto as though it were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so.

        (c) In furtherance of the foregoing, it is acknowledged that the Agent may vote the Pledged Stock to remove the directors and officers of the Pledged Subsidiary or any of them, and to elect new directors and officers of the Pledged Subsidiary, who thereafter shall manage the affairs of the Pledged Subsidiary, operate its properties and carry on its business and otherwise take any action with respect to the business, properties and affairs of the Pledged Subsidiary which such new directors shall deem necessary or appropriate, including, but not limited to, the maintenance, repair, renewal or alteration of any or all of the properties of the Pledged Subsidiary, the leasing, subleasing, sale or other disposition of any or all of such properties, the borrowing of money on the credit of the Pledged Subsidiary, and the employment of attorneys, agents or other employees deemed by such new directors to be necessary for the proper operation, conduct, winding up or liquidation of the business, properties and affairs of the Pledged Subsidiary, and all revenues from the operation, conduct, winding up or liquidation of the business, properties and affairs of the Pledged Subsidiary after the payment of expenses thereof shall be applied to the payment of the Secured Obligations.


        (d) The Pledgor agrees that the proxy granted in this
Section 5 is coupled with an interest and is and shall be both valid and irrevocable so long as the Pledged Stock is subject to this Pledge Agreement. The Pledgor further acknowledges that the terms of said proxy may exceed three years from the date hereof.

    6. Remedies Cumulative. No right or remedy conferred upon or reserved to the Agent or any Bank under any Operative Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy of the Agent or any Bank under any Operative Document or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Agent or such Bank. To the extent that it lawfully may, the Pledgor agrees that it will not at any time insist upon, plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of any provisions of any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for its obligations under any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right under any applicable law to redeem any portion of such security so sold.

    7. Expenses. The Pledgor agrees to pay and reimburse the Agent and each Bank for, and indemnify and hold the Agent and each Bank harmless against, all costs, expenses, taxes and fees (including reasonable attorneys' fees and disbursements) and any liability incurred in connection with the administration and enforcement of this Pledge Agreement, including without limitation the assignment, transfer and delivery of the Pledged Stock to the Pledgor pursuant to Section 13. Such undertaking of the Pledgor shall survive the termination of this Pledge Agreement.

    8. Conduct No Waiver. No waiver of default shall be effective unless in writing executed by the Agent and waiver of any default or forbearance on the part of the Agent in enforcing any of its rights under this Pledge Agreement shall not operate as a waiver of any other default or of the same default on a future occasion or of such right.

    9. Headings; Definitions. The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.
Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Guaranty.

    10. Notices. All notices, demands, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Pledgor at Suite 600 North, 222 S. 15th Street, Omaha, Nebraska, Attention: William J. Gerber, Facsimile No. (402) 345-9190, and to the Agent at 611 Woodward Avenue, Detroit, Michigan, Attention: National Banking Division,
Facsimile No. (313) 225-2649, or to such other address as may be designated by the Pledgor or the Agent by notice to the other. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by the Agent to the Pledgor by certified or registered mail, postage prepaid, to such address, on the fifth day after mailing.

    11. Amendments. None of the terms and provisions of this Pledge Agreement may be modified or amended in any way except by an instrument in writing executed by the Pledgor and the Agent.

    12. Severability. If any one or more provisions of this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected,
impaired or prejudiced thereby.  If at any time any   portion of
the Secured Obligations shall be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable, the remaining portion of the Secured Obligations shall not in any way be affected, impaired or prejudiced thereby and all Pledged Stock pledged hereunder shall continue to secure, to the fullest extent permitted by law, such remaining portion of the Secured Obligations.

    13. Successors and Assigns; Termination. This Pledge Agreement shall create a continuing security interest in the Pledged Stock and shall (a) remain in full force and effect until full and final payment and performance of the Secured Obligations and the termination or expiration of all lending facilities provided by the Banks or any of them to the Company and the Pledgor and of all letters of credit, bankers' acceptances and guarantees, the obligations of the Company or the Pledgor in respect of which constitute part of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Banks and their successors, transferees and assigns. Upon the full and final payment and performance of the Secured Obligations and the termination or expiration of all such lending facilities, letters of credit, bankers' acceptances and guarantees, the security interest granted hereby shall terminate and all rights to the Pledged Stock shall revert to the Pledgor. Upon any such termination, the Agent shall assign, transfer and deliver without recourse and without warranty the Pledged Stock to the Pledgor (and any property received in respect thereof) as has not theretofore been sold or otherwise applied pursuant to the provisions of this Pledge Agreement; provided, however, that this Pledge Agreement shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations or other indebtedness of the Pledgor is reduced, rescinded or must otherwise be restored or returned by the Agent or any of the Banks upon the bankruptcy, insolvency, dissolution, liquidation or reorganization of the Pledgor or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Pledgor or its property or otherwise.

    14. Governing Law; Submission to Jurisdiction; Waivers. This Pledge Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be per formed entirely within such State and without giving effect to choice of law principles of such State. The Pledgor further agrees that any legal action or proceeding with respect to this Pledge Agreement or any Operative Document or the transactions contemplated hereby may be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Pledgor hereby submits to and accepts generally and unconditionally the non-exclusive jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Pledgor or by the mailing thereof by registered or certified mail, postage prepaid to the Pledgor at its address set forth in
Section 10. Nothing in this Section shall affect the right of the Agent to serve process in any other manner permitted by law or limit the right of the Agent to bring any such action or proceeding against the Pledgor or property in the courts of any other jurisdiction. The Pledgor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

    15. WAIVER OF JURY TRIAL. THE AGENT AND THE BANKS, IN ACCEPTING THIS PLEDGE AGREEMENT, AND THE PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS PLEDGE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS PLEDGE AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NONE OF THE AGENT, THE BANKS AND THE PLEDGOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE AGENT, ANY BANK OR THE PLEDGOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.


          IN WITNESS WHEREOF, the Pledgor has caused this Pledge
Agreement to be duly executed as of the day and year first above written.



                         THE REDLAND GROUP, INC.

                         By:_________________________________


                              Its:_____________________________

                            EXHIBIT G

      INTERCOMPANY FEDERAL INCOME TAX ALLOCATION AGREEMENT

                            EXHIBIT H

             SUBROGATION AND CONTRIBUTION AGREEMENT


          THIS SUBROGATION AND CONTRIBUTION AGREEMENT, dated as of July __, 1995 (this "Agreement"), is by and among ACCEPTANCE INSURANCE HOLDINGS INC., a Nebraska corporation, and THE REDLAND GROUP, INC., an Iowa corporation (collectively the "Guarantors" and individually a "Guarantor"), and ACCEPTANCE INSURANCE COMPANIES INC., a Nebraska corporation (the "Borrower").

                          INTRODUCTION

          A.   The Borrower, the banks party thereto
(collectively the "Banks" and individually a "Bank"), NBD Bank, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the Banks, and the co-agents party thereto have entered into the Credit Agreement, dated as of July __, 1995 (as amended, supplemented, extended, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Banks may, subject to the terms and conditions thereof, from time to time extend credit to the Borrower. Each of the Guarantors has guaranteed the payment of all indebtedness, obligations and liabilities of the Borrower to the Banks under the Credit Agreement (the "Guaranteed Obligations") pursuant to a separate Guaranty Agreement of even date with the Credit Agreement (each, as amended, supplemented, extended, restated or otherwise modified from time to time, a "Guaranty").

          B. The Guarantors wish to enter into this Subrogation and Contribution Agreement with the Borrower to effect an equitable sharing of their risk in guaranteeing the Guaranteed
Obligations.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Subrogation and Contribution. If either Guarantor makes a payment in respect of the Guaranteed Obligations it shall be subrogated to the rights of the payee against the Borrower with respect to such payment and shall have the rights of contribution set forth below against the other Guarantor; provided that such Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all the Guaranteed Obligations shall have been paid in full. If either Guarantor makes a payment in respect of the Guaranteed Obligations that is smaller in proportion to its Payment Share (as hereinafter defined) than the payment made by the other Guarantor in respect of the Guaranteed Obligations is in proportion to the amount of its Payment Share, the Guarantor making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Guarantor an amount such that the net payments made by the Guarantors in respect of the Guaranteed Obligations shall be shared between the Guarantors pro rata in proportion to their respective Payment Shares. If either Guarantor receives any payment by way of subrogation that is greater in proportion to the amount of its Payment Share than the payment received by the other Guarantor is in proportion to the amount of its Payment Share, the Guarantor receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Guarantor an amount such that the subrogation payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Payment Shares. Notwithstanding anything to the contrary contained in this paragraph or in this Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement until all of the Guaranteed Obligations shall be paid in full.

               For purposes hereof, the "Payment Share" of each Guarantor shall be the sum of (a) the aggregate proceeds of the Guaranteed Obligations received by such Guarantor (and, if received subject to a repayment obligation, remaining unpaid on the Determination Date, as hereinafter defined), plus (b) the product of (i) the aggregate Guaranteed Obligations remaining unpaid on the date such Guaranteed Obligations become due and payable in full, whether by stated maturity, acceleration, or otherwise (the "Determination Date") reduced by the amount of such Guaranteed Obligations attributed to Guarantors pursuant to clause (a) above, times (ii) a fraction, the numerator of which is such Guarantor's net worth on the effective date of this Agreement (determined as of the end of the immediately preceding fiscal reporting period of the Guarantor), and the denominator of which is the aggregate net worth of both Guarantors on such effective date.

          2. Representations and Warranties. Each party hereto represents and warrants to each other party hereto and to its successors and assigns that:

               (a) the execution, delivery and performance by such party of this Agreement are within such party's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or other charter document or bylaws of such party, or of any agreement, judgment, injunction, order, decree or other instrument binding upon such party, and do not and will not result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of such party; and

               (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

          3. No Waivers, Etc. No failure or delay by either Guarantor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law.

          4. Amendment or Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto, is consented to in writing by the Agent and complies with the terms of the Guaranty.

          5. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan.

          7. Counterpart Execution. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as to each party hereto when a counterpart hereof shall have been signed by such party.

          8. Delivery of Agreement to the Agent. An executed copy of this Agreement shall be delivered to the Agent in support of the Guaranty.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


GUARANTORS:              ACCEPTANCE INSURANCE HOLDINGS INC.



                         By:__________________________________

                              Its:____________________________

                         THE REDLAND GROUP, INC.



                         By:___________________________________

                              Its:_____________________________



BORROWER:                ACCEPTANCE INSURANCE COMPANIES INC.


                         By:___________________________________

                              Its:_____________________________

                            EXHIBIT I

                        EXTENSION REQUEST



                                                 _________, 19___

NBD Bank, as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Attention: National Banking Division

          Re:  Acceptance Insurance Companies, Inc.


Ladies and Gentlemen:

          This Extension Request is delivered to you pursuant to
Section 2.11 of the Credit Agreement, dated as of July __, 1995, as amended or modified (the "Credit Agreement"), by and among Acceptance Insurance Companies Inc., a Delaware corporation (the "Company"), the banks party thereto, you, as agent for the banks, and the co-agents party thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          The Company hereby requests that the Revolving Credit
Termination Date be extended from ______________, 199__ to _________________, 199___.



                         ACCEPTANCE INSURANCE COMPANIES INC.


                         By:____________________________________

                              Its:______________________________

                            EXHIBIT J

                    ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement, dated as of July __, 1995 (as amended, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"), by and among ACCEPTANCE INSURANCE COMPANIES INC., a Delaware corporation, the banks party thereto (the "Banks"), NBD BANK, a Michigan banking corporation, as agent (in such capacity, the "Agent") for the Banks, and the co-agents party thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on
Schedule 1 agree as follows:

          1. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as hereinafter defined) equal to the percentage interest specified on Schedule 1 of all of the Assignor's outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's [Line of Credit Commitment and] Revolving Credit Commitment and the amount of the [Line of Credit Loans and] Revolving Credit Loans owing to the Assignee will be as set forth on Schedule 1.*

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any instrument or other document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any instrument or other document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the performance or observance by the Company of any of its obligations under the Credit Agreement or any instrument or other document pursuant thereto; and (iv) attaches the [Line of Credit Note and] Revolving Credit Note held by the Assignor and requests that the Agent issue [a new Line of Credit Note and] a new Revolving Credit Note payable to the order of the Assignee.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with the terms of the Credit Agreement all of the obligations that are required to be performed by it as a Bank; and (v) if the Assignee is organized under the laws of a jurisdiction outside of the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes and such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of accep-tance hereof by the Agent, unless otherwise specified on Schedule 1.

          5. Upon consent hereto by the Company and the Agent and such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed
Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

*Bracketed references to Line of Credit facility to be used if Line of Credit Loans are outstanding.

                           SCHEDULE 1
                               to
                    ASSIGNMENT AND ACCEPTANCE
                         WITH RESPECT TO
               ACCEPTANCE INSURANCE COMPANIES INC.
                        CREDIT AGREEMENT
Percentage Interest of Assignor's Commitment[s]
assigned:                                          __________%

[Assignee's Line of Credit Commitment:             $__________]

Assignee's Revolving Credit Commitment:            $__________

[Aggregate outstanding principal amount
of Line of Credit Loans assigned:                  $__________]

Aggregate outstanding principal amount of
Revolving Credit Loans assigned:                   $__________

[Principal amount of Line of Credit Note
payable to Assignee:                               $__________]

Principal amount of Revolving Credit Note
payable to Assignee:                               $__________

[Principal amount of Line of Credit Note
payable to Assignor:                               $__________]

Principal amount of Revolving Credit Note
payable to Assignor:                               $__________

Effective Date (if other than date
of acceptance by Agent):                           ___________


                              [NAME OF ASSIGNOR], as Assignor

                              By: ___________________________

                                   Its:

                              Dated: _____________, 19__


                              [NAME OF ASSIGNEE], as Assignee

                              By:____________________________

                                   Its:

                              Address for Notices:

                              _______________________________
                              _______________________________
                              _______________________________

                              Attention:_____________________

                              Telex No.:_____________________
                              Answerback:____________________
                              Facsimile No.:_________________
                              Facsimile Confirmation
                                   No.:______________________




Consented to and              Consented to this ____ day
accepted this ___ day         of ________________ , 19__:
of ___________, 19__:

NBD Bank, as Agent            ACCEPTANCE INSURANCE COMPANIES INC.


By:________________________   By: ___________________________

   Its: ___________________       Its: ______________________